Exhibit 10.1

                      SECOND AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                          MID-AMERICA APARTMENTS, L.P.


                                TABLE OF CONTENTS

                                                                                                PAGE
                                                                                                ----
                                    ARTICLE 1

DEFINED TERMS....................................................................................  1

                                    ARTICLE 2

ORGANIZATIONAL MATTERS...........................................................................  9
      2.1   Continuation.........................................................................  9
      2.2   Application of the Act...............................................................  9
      2.3   Purpose and Business.................................................................  9
      2.4   Powers...............................................................................  9
      2.5   Name, Office and Registered Agent....................................................  9
      2.6   Partners.............................................................................  9
      2.7   Term................................................................................. 10
      2.8   Filing of Certificate and Perfection of Limited  Partnership......................... 10

                                    ARTICLE 3

CAPITAL CONTRIBUTIONS AND ACCOUNTS............................................................... 10
      3.1   Capital Contributions................................................................ 10
      3.2   Admission of Additional Limited Partners............................................. 10
      3.3   No Preemptive Rights................................................................. 11
      3.4   Capital Accounts of the Partners..................................................... 11

                                    ARTICLE 4

DISTRIBUTIONS.................................................................................... 13
      4.1   Requirement and Characterization of Distributions.................................... 13
      4.2   Amounts Withheld..................................................................... 13
      4.3   Withholding.......................................................................... 13
      4.4   Distributions Upon Liquidation....................................................... 14
      4.5   REIT Distribution Requirements....................................................... 14

                                    ARTICLE 5

ALLOCATIONS...................................................................................... 15
      5.1   Allocations of Net Income and Net Loss............................................... 15
      5.2   Special Allocation Rules............................................................. 16

                                       i
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
      5.3   Allocations for Tax Purposes......................................................... 17
      5.4   No Right to Distributions in Kind.................................................... 18
      5.5   Limitations on Return of Capital Contributions....................................... 18
      5.6   Substantial Economic Effect.......................................................... 18

                                    ARTICLE 6

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER............................................ 18
      6.1   Management of the Partnership........................................................ 18
      6.2   Restriction on General Partner's Authority........................................... 20
      6.3   Delegation of Authority.............................................................. 20
      6.4   Indemnification and Exculpation of Indemnitees....................................... 20
      6.5   Liability of the General Partner..................................................... 21
      6.6   Reimbursement of General Partner..................................................... 22
      6.7   Outside Activities................................................................... 22
      6.8   Employment or Retention of Affiliates................................................ 22
      6.9   Loans to the Partnership............................................................. 23
      6.10  Distributions........................................................................ 23
      6.11  Approval of or Prohibition Against Sale of Certain Properties........................ 23

                                    ARTICLE 7

CHANGES IN GENERAL PARTNER....................................................................... 24
      7.1   Transfer of the General Partner's Partnership Interest............................... 24
      7.2   Admission of a Substitute or Successor General....................................... 24
      7.3   Effect of Bankruptcy, Withdrawal, Death or Dissolution  of a General Partner......... 24
      7.4   Removal of a General Partner......................................................... 25

                                    ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS................................................... 26
      8.1   Management of the Partnership........................................................ 26
      8.2   Power of Attorney.................................................................... 26
      8.3   Limitation on Liability of Limited Partners.......................................... 26
      8.4   Ownership by Limited Partner of Corporate General  Partner or Affiliate.............. 26
      8.5   Redemption Right..................................................................... 26

                                    ARTICLE 9

TRANSFERS OF PARTNERSHIP INTERESTS............................................................... 27
      9.1   Purchase for Investment.............................................................. 27
      9.2   Restrictions on Transfer of Limited Partnership  Interests........................... 27
      9.3   Admission of Substitute Limited Partner.............................................. 28
      9.4   Rights of Assignees of Partnership Interests......................................... 28
      9.5   Effect of Bankruptcy, Death, Incompetence or  Termination of a Limited Partner....... 29
      9.6   Joint Ownership of Interests......................................................... 29

                                   ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS....................................................... 29
      10.1  Books and Records.................................................................... 29
      10.2  Custody of Partnership Funds; Bank Accounts.......................................... 29
      10.3  Fiscal and Taxable Year.............................................................. 30
      10.4  Annual Tax Information and Report.................................................... 30

                                      ii
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
      10.5  Tax Matters Partner; Tax Elections; Special Basis  Adjustments....................... 30
      10.6  Reports to Limited Partners.......................................................... 30

                                   ARTICLE 11

AMENDMENT OF AGREEMENT........................................................................... 31

                                   ARTICLE 12

CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE GENERAL PARTNER................................... 31
      12.1  Triggering Events.................................................................... 31
      12.2  From and After the Occurrence of a Triggering Event.................................. 31
      12.3  Additional Issuer Covenants.......................................................... 35
      12.4  Application to Later Transactions.................................................... 36
      12.5  Waivers and Amendments............................................................... 36

                                   ARTICLE 13

DISSOLUTION AND LIQUIDATION...................................................................... 36
      13.1  Dissolution.......................................................................... 36
      13.2  Winding up........................................................................... 36
      13.3  Compliance with Timing Requirements of Regulations; Allowance for
            Contingent or Unforeseen Liabilities or Obligations.................................. 37
      13.4  Deficit Capital Account Restoration.................................................. 38
      13.5  Deemed Distribution and Recontribution............................................... 38
      13.6  Rights of Limited Partners........................................................... 38
      13.7  Notice of Dissolution................................................................ 38
      13.8  Cancellation of Certificate of Limited Partnership................................... 39
      13.9  Reasonable Time for Winding-Up....................................................... 39

                                   ARTICLE 14

GENERAL PROVISIONS............................................................................... 39
      14.1  Notices.............................................................................. 39
      14.2  Successors........................................................................... 39
      14.3  Additional Documents................................................................. 39
      14.4  Severability......................................................................... 39
      14.5  Entire Agreement..................................................................... 39
      14.6  Pronouns and Plurals................................................................. 39
      14.7  Headings............................................................................. 39
      14.8  Counterparts......................................................................... 39
      14.9  Governing Law........................................................................ 39

                              EXHIBIT AND SCHEDULES

Exhibit A           Notice of Exercise of Redemption Right

Schedule 2.4(c)     List of Class A Limited  Partners  and  Number  of Class A
                    Common  Units  held by such Class A Limited Partners

                                      iii
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
Schedule 4.2(b)(1)  Description of 9.5% Series A Cumulative Preferred Units

Schedule 4.2(b)(2)  Description of 8 7/8% Series B Cumulative Preferred Units

Schedule 6.11(f)    List of Properties subject to Restrictions on Sale

Schedule 13.4(a)    Class A  Limited  Partners  with a  Deficit  Capital
                    Account Restoration Obligation and the Maximum Amount of such Obligation, if any

                                       iv
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                      SECOND AMENDED AND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

                                       OF

                          MID-AMERICA APARTMENTS, L.P.

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP ("Agreement") is made and entered into as of the ___ day of November, 1997 by and among MID-AMERICA APARTMENT COMMUNITIES, INC., a Tennessee corporation (the "General Partner"), MAC II OF DELAWARE, INC., a Delaware corporation (the "Class B Limited Partner"), and each of the Persons listed on Schedule 2.4(c) hereof, together with all Persons who shall hereafter be admitted as Additional Limited Partners and/or Substitute Limited Partners and who shall hereafter execute a counterpart to this Agreement (collectively, the "Class A Limited Partners").

                                    RECITALS

     WHEREAS, Mid-America Apartments, L.P. (the "Partnership") was formed as a limited partnership under the laws of the State of Tennessee by a Certificate of Limited Partnership filed with the Secretary of State of the State of Tennessee on September 22, 1993; and

     WHEREAS, pursuant to Article XI of the First Amended and Restated Agreement of Limited Partnership of the Partnership (the "First Amendment"), the General Partner desires to amend and restate the First Amendment.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the First Amendment in its entirety as follows and to continue the operation of the Partnership on the terms and subject to the conditions set forth herein:

                                   ARTICLE 1

                                  DEFINED TERMS

     The following defined terms used in this Agreement shall have the meanings specified below:

     "AAA" has the meaning provided in Section 12.2(d)(i) hereof.

     "ACT" means the Tennessee Revised Uniform Limited Partnership Act, as it may be amended from time to time.

     "ADDITIONAL LIMITED PARTNER" means a Person admitted to this Partnership as a Limited Partner pursuant to Section 3.2 hereof.

     "ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Section 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

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     "ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Section 3.4 hereof.

     "AFFILIATE" means, (i) any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person, (ii) any other Person that owns, beneficially, directly or indirectly, 5% or more of the outstanding capital stock, shares or equity interests of such Person, or (iii) any officer, director, employee, partner or trustee of such Person or any Person controlling, controlled by or under common control with such Person (excluding trustees and persons serving in similar capacities who are not otherwise an Affiliate of such Person). For the purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, partnership interests or other equity interests.

     "AGREED VALUE" means (i) in the case of any Contributed Property, (a) the agreed-upon value of such property at the time of its contribution to the Partnership as set forth pursuant to an admission agreement or other agreement between the Partnership and the contributing Partner or (b) if there is no such admission or other agreement, the 704(c) Value of such property or other consideration, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed; and
(ii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the regulations thereunder.

     "AGREEMENT" has the meaning provided in the preamble hereof.

     "APPOINTMENT DATE" has the meaning provided in Section 12.2(d)(i) hereof.

     "ARBITRATOR" has the meaning provided in Section 12.2(d)(i) hereof.

     "AVAILABLE CASH" means with respect to any period for which such calculation is being made:

          (a) all cash revenue and funds received by the Partnership from whatever source (excluding the proceeds of any Capital Contribution) plus the amount of any reduction (including, without limitation, a reduction resulting because the General Partner determines such amounts are no longer necessary) in reserves of the Partnership, which reserves are referred to in clause (b)(v) below;

          (b) less the sum of the following (except to the extent made with the proceeds of any Capital Contribution and except to the extent taken into account in determining Capital Transaction Proceeds), all of which shall be paid subject to Section 6.9:

          (i) all interest, principal and other debt payments made during such period by the Partnership,

         (ii) all dividends and other distributions in respect of Preferred
     Units,

        (iii) all other cash expenditures (including capital expenditures) made by the Partnership during such period,

         (iv) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clauses (b)(i) through (iii), and

          (v) the amount of any increase in reserves established during such period which the General Partner determines is necessary or appropriate, in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

     "AVERAGE TRADING PRICE" has the meaning provided in Section 12.2(c) hereof.

     "BENEFICIAL OWNER" has the meaning provided in Section 12.1 hereof.

     "BOOK-TAX DISPARITIES" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 3.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

     "CAPITAL ACCOUNT" shall mean an account for each Partner established and maintained in accordance with Section 1.704-1(b)(2)(iv) of the Regulations and
Section 3.4 hereof.

     "CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section
3.1 or 3.2 hereof and which shall be treated as a contribution to the Partnership pursuant to Section 721(a) of the Code.

     "CAPITAL TRANSACTION" means a sale, exchange or other disposition (other than in liquidation of the Partnership) of property or a financing or refinancing by the Partnership.

     "CAPITAL TRANSACTION PROCEEDS" means the net cash proceeds of a Capital Transaction, after deducting all expenses incurred in connection therewith which are paid out of such proceeds and after application of any proceeds, at the sole discretion of the General Partner, toward the payment of any indebtedness of the Partnership secured by the property that is the subject of that Capital Transaction, the purchase, improvement or expansion of Partnership property, or the establishment of any reserves deemed reasonably necessary by the General Partner; provided, however, that if the Partnership obtains financing for Partnership properties for which no permanent financing has previously been obtained, the proceeds of such financing shall not be deemed to be Capital Transaction Proceeds if and to the extent that the General Partner determines to reinvest such proceeds in additional and existing real property investments of the Partnership.

     "CARRYING VALUE" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such Property (or in the case of an Adjusted Property, the fair market value of such property at the time of its latest adjustment under Section 3.4(c)) reduced (but not below zero) by all Depreciation with respect to such property charged to the Partners' Capital Accounts and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Section 3.4 hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "CASH AMOUNT" means an amount of cash per Partnership Unit equal to the value of the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Redemption. The value of the REIT Shares Amount shall be equal to the REIT Shares Amount times the Average Trading Price. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

     "CERTIFICATE" means any instrument or document which is required under the laws of the State of Tennessee, or any other jurisdiction wherein the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.02) and filed for recording in the appropriate public offices within the State of Tennessee or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Tennessee or such other jurisdiction.

     "CHARTER" means the Charter of the General Partner filed with the Secretary of State of the State of Tennessee on September 22, 1993, as amended and restated from time to time.

     "CLASS A COMMON UNITS" means all Common Units issued to Class A Limited Partners.

     "CLASS A LIMITED PARTNERS" has the meaning provided in the preamble hereof.

     "CLASS B COMMON UNITS" means all Common Units issued to the General Partner, the Class B Limited Partner and all Affiliates.

     "CLASS B LIMITED PARTNER" has the meaning provided in the preamble hereof, and shall include any other Affiliate of the General Partner in addition thereto who shall hereafter own Class B Common Units as a Limited Partner.

     "CODE" means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any succeeding provision of the Code.

     "COMMON STOCK" has the meaning provided in Section 12.2(a) hereof.

     "COMMON UNITS" means all Partnership Interests that are not specifically designated as Preferred Units pursuant to Section 3.2(c).

     "CONSENT" means with respect to Limited Partners holding any class of Units entitled to vote on any matter, the written consent of those Limited Partners holding a majority of such Units at the time in question, except to the extent this Agreement shall require more or less than such majority.

     "CONTRIBUTED PROPERTY" means each property or other asset (but excluding cash), in such form as may be permitted by the Act contributed or deemed contributed to the Partnership. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 3.4(c) hereof, such property shall no longer constitute a Contributed Property for purposes of Section 3.4(c) hereof, but shall be deemed an Adjusted Property for such purposes.

     "CONVERSION FACTOR" shall mean the digit 1, adjusted from time to time in an appropriate manner to take into account any REIT Capital Change, and further adjusted after a Trigger Occurrence in the manner set forth in Section 12.2(b).

     "COURT" has the meaning provided in Section 12.2(d)(i) hereof.

     "CUMULATIVE UNPAID PRIORITY DISTRIBUTION ACCOUNT" means, with respect to any Class A Limited Partner, an amount equal to (i) the aggregate of all Priority Distribution Amounts with respect to the Class A Common Units held by such Class A Limited Partner, less (ii) the cumulative amount of Available Cash and the cumulative amount of any Capital Transaction Proceeds distributed with respect to such Class A Common Units pursuant to Sections 4.1(b)(i) and (ii) and 4.1(c)(i) hereof.

     "DEPRECIATION" means for any Partnership Year or other period, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or period bears to such beginning adjusted tax basis; PROVIDED HOWEVER, that if the federal income tax

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depreciation, amortization, or other cost recovery for such year is zero,
Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner, except that in the case of a zero basis Contributed Property, such property shall be depreciated for book purposes over a period of not more than ten years.

     "DEFICIT RESTORATION OBLIGATION" has the meaning provided in Section 13.4 hereof.

     "DETERMINATION" has the meaning provided in Section 12.2(d)(ii)(4) hereof.

     "EVENT OF BANKRUPTCY" as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

     "EXCHANGE ACT" has the meaning provided in Section 12.1 hereof.

     "GENERAL PARTNER" means Mid-America Apartment Communities, Inc., and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

     "GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner that is a general partnership interest.

     "INDEMNITEE" means (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, or (B) a director or officer of the Partnership or the General Partner, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

     "ISSUER" has the meaning provided in Section 12.2(a) hereof.

     "LIMITED PARTNER" means any Person who shall have been duly admitted as a Limited Partner pursuant hereto and who becomes a Substitute or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

     "LIMITED PARTNERSHIP INTEREST" means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act. A Limited Partnership Interest may be expressed as a number of Partnership Units.

     "LIQUIDATING TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership following the adoption by the General Partner of a plan of liquidation for the Partnership.

     "LIQUIDATOR" has the meaning provided in Section 13.2(a).

     "MARKET CAPITALIZATION" has the meaning provided in Section 12.2(a) hereof.

     "NET INCOME" and "NET LOSS" means for any taxable period an amount equal to the Partnership's taxable income or loss for such taxable period determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (a) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that the amounts of any adjustments to the adjusted bases of assets of the Partnership made pursuant to Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704-1(b)(2)(iv)(m).

          (b) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such Net Income or Net Loss.

          (c) The computation of all items of income, gain, loss and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (d) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

          (f) In the event the Carrying Value of any Partnership asset is adjusted pursuant to Section 3.4(c) hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

          (g) Any items specially allocated under Sections 5.1(a), 5.2 and 5.3 hereof shall not be taken into account.

     "NONRECOURSE DEDUCTIONS" has the meaning provided in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "NONRECOURSE LIABILITY" has the meaning provided in Regulations Section 1.752-1(a)(2).

     "NOTICE OF REDEMPTION" means the Notice of Exercise of Redemption Right substantially in the form attached as Exhibit A hereto.

     "PARTNER" means any General Partner or Limited Partner.

     "PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

     "PARTNER NONRECOURSE DEBT" has the meaning provided in Regulations Section 1.704-2(b)(4).

     "PARTNER NONRECOURSE DEDUCTIONS" has the meaning provided in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "PARTNERSHIP" has the meaning provided in the first Recital hereof, and shall include any successor thereto.

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     "PARTNERSHIP INTEREST" means an ownership interest in the Partnership held by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

     "PARTNERSHIP MINIMUM GAIN" has the meaning provided in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d). A Partner's share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

     "PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 4.1(b) hereof, which record date shall be the same as the record date established by the General Partner for a distribution to its shareholders of some or all of its portion of such distribution.

     "PARTNERSHIP UNIT" or "UNIT" means a Common Unit or a Preferred Unit.

     "PARTNERSHIP YEAR" means the fiscal year of the Partnership, which shall be the calendar year.

     "PERCENTAGE INTEREST" means, with respect to Common Units or Preferred Units, as the context requires, the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units of such class owned by a Partner by the total number of Partnership Units of such class then outstanding.

     "PERSON" means any individual, partnership, limited liability company, corporation, trust or other entity.

     "PREFERRED UNITS" means all Partnership Interests designated as Preferred Units and issued by the General Partner from time to time in accordance with the provisions of Section 3.2(c).

     "PREFERRED UNIT DISTRIBUTIONS" has the meaning provided in Section 4.1 hereof.

     "PRIORITY DISTRIBUTION AMOUNT" means with respect to each Class A Common Unit outstanding on a Partnership Record Date (i) the cash dividend per share of Common Stock (including any dividend designated by the General Partner as a capital gain dividend pursuant to Section 857(b)(3)(C) of the Code) declared by the General Partner on the Partnership Record Date, multiplied by (ii) the Conversion Factor in effect on such Partnership Record Date.

     "PROPERTY" means any apartment community or other investment or property in which the Partnership holds an ownership interest.

     "RECAPTURE INCOME" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the
Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "RECOURSE LIABILITIES" has the meaning provided in Regulations
Section 1.752-1(a)(1).

     "REDEEMING PARTNER" has the meaning provided in Section 8.5(a) hereof.

     "REDEMPTION AMOUNT" means either the Cash Amount or the REIT Shares Amount.

     "REDEMPTION RIGHT" has the meaning provided in Section 8.5(a) hereof.

     "REDEMPTION VALUE" means the value of a Partnership Unit at the time a Notice of Redemption is delivered by a Partner to the Partnership, as determined by agreement between the Partner and the General Partner, or if no such agreement can be reached, as determined by an appraiser which shall be the corporate finance department of a regional or national investment banking firm selected by the General Partner which firm has experience in providing fairness opinions in business transactions, or such other qualified securities appraiser having experience in appraising securities such as the Partnership Units, as the General Partner may, in its discretion, select.

     "REGISTERED COMMON STOCK" has the meaning provided in Section 12.2(a) hereof.

     "REGULATIONS" means the Federal Income Tax Regulations issued under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any succeeding provision of the Regulations.

     "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

     "REIT CAPITAL CHANGE" means any stock split, stock dividend, reverse stock split, recapitalization, reorganization or other transaction, the consummation of which would result in additional REIT Shares being issued to existing holders in respect of then-outstanding REIT Shares or the conversion of then-outstanding REIT Shares into a lesser number of REIT Shares or securities of a different character or nature than REIT Shares.

     "REIT SHARE" means a share of the common stock of the General Partner or any option, warrant or right to purchase or subscribe for such share.

     "REIT SHARES AMOUNT" means a number of REIT Shares equal to the number of Partnership Units offered for redemption by a Redeeming Partner; provided, however that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants of convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other security or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive. The REIT Shares Amount shall be adjusted, as appropriate, for any REIT Capital Change to the extent that an identical capital change shall not be made in respect to the Class A Common Units outstanding at the time of the REIT Capital Change, to equal the number of REIT Shares arrived at by multiplying (i) the number of Partnership Units that are the subject of such Notice of Redemption times (ii) the Conversion Factor.

     "REPLACEMENT SHARES" has the meaning provided in Section 12.2(a) hereof.

     "SERVICE" means the Internal Revenue Service.

     "704(c) VALUE" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution determined by the General Partner in its discretion using such reasonable method of valuation as it may adopt. The General Partner shall use such method as it deems reasonable and appropriate in its sole and absolute discretion to allocate the aggregate of the 704(c) Value of Contributed Properties received in a single or integrated transaction among each separate property on a basis proportional to its fair market value.

     "SPECIFIED REDEMPTION DATE" means the first business day that is at least five (5) business days after the receipt by the General Partner of the Notice of Redemption.

     "SUBMISSION DATE" has the meaning provided in Section 12.2(d)(ii)(5) hereof.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, or other entity of which a majority of
(i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

     "SUBSTITUTE LIMITED PARTNER" means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

     "TRADING DAY" has the meaning provided in Section 12.2(c) hereof.

     "TRIGGERING EVENT" has the meaning provided in Section 12.1 hereof.

     "TRIGGERING OCCURRENCE" has the meaning provided in Section 12.2 hereof.

     "UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Section 3.4 hereof) as of such date, over (ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Section 3.4 hereof) as of such date.

     "UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such Property (prior to any adjustment to be made pursuant to Section 3.4 hereof) as of such date, over (ii) the fair market value of such Property (as determined under Section 3.4 hereof) as of such date.

                                   ARTICLE 1
                             ORGANIZATIONAL MATTERS

     1.1 CONTINUATION. The Partners hereby agree to continue the Partnership pursuant to the Act and upon the terms and conditions set forth in this Agreement.

     1.2 APPLICATION OF THE ACT. The Partnership is a limited partnership organized and existing pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. No Partner has any interest in any Partnership property, and the Partnership Interest of each Partner shall be personal property for all purposes.

     1.3 PURPOSE AND BUSINESS. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall qualify and be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing.

     1.4 POWERS. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, (i) could adversely affect the ability of the General Partner to continue to qualify as a REIT, unless the General Partner provides notice to the Partnership that it intends to cease or has ceased to qualify as a REIT, (ii) could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.

     1.5 NAME, OFFICE AND REGISTERED AGENT. The name of the Partnership shall be Mid-America Apartments, L.P. The specified office and place of business of the Partnership shall be 6584 Poplar Avenue, Suite 340, Memphis, Shelby County, Tennessee 38119. The General Partner may at any time change the location of such office, provided the General Partner gives notice to the Partners of any such change. The name and address of the Partnership's registered agent is George E. Cates, 6584 Poplar Avenue, Memphis, Shelby County, Tennessee 38119. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

     1.6     PARTNERS.

     (a) The General Partner of the Partnership is Mid-America Apartment Communities, Inc. Its principal place of business shall be the same as that of the Partnership. The Partnership Interest of the General Partner consists of 171,009 Class B Common Units. Moreover, the Partnership Interest of the General Partner shall include

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such Preferred Units owned by the General Partner from time to time as reflected in the ownership records of the Partnership.

     (b) The sole Class B Limited Partner is MAC II of Delaware, Inc., a Delaware corporation which is a wholly owned subsidiary of the General Partner. The Partnership Interest of the Class B Limited Partner as of the date hereof consists of 14,402,053 Class B Common Units.

     (c)     The Class A Limited Partners consist of the Persons listed on
Schedule 2.6(c) hereof, each holding the number of Class A Common Units set forth therein, which Schedule 2.6(c) shall be amended from time to time to reflect (i) Class A Limited Partners duly admitted as Additional Limited Partners pursuant to Section 3.2 hereof, (ii) Class A Limited Partners duly admitted as Substitute Limited Partners pursuant to Section 9.3 hereof, and
(iii) increases and decreases in the number of Class A Common Units owned by the Class A Limited Partners.

     1.7 TERM. The term of the Partnership shall continue in full force and effect until December 31, 2053, unless it shall be dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.

     1.8 FILING OF CERTIFICATE AND PERFECTION OF LIMITED PARTNERSHIP. The General Partner shall execute, acknowledge, record and file, at the expense of the Partnership, the Certificate and any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

                                   ARTICLE 2
                       CAPITAL CONTRIBUTIONS AND ACCOUNTS

     2.1 CAPITAL CONTRIBUTIONS. As of the date hereof, the Partners have made Capital Contributions in exchange for the Units described in Section 2.4 above, and the General Partner has determined that all such Units are fully paid and nonassessable. The General Partner and any Subsidiary thereof may contribute cash and/or property to the capital of the Partnership at such times, in such amounts and in such manner as it may from time to time to elect, and may receive additional Class B Common Units in exchange therefor. In addition thereto, the General Partner may make additional capital contributions in exchange for Preferred Units designated in accordance with Section 3.2(b) hereof.

     2.2     ADMISSION OF ADDITIONAL LIMITED PARTNERS.

     (a) The General Partner is hereby authorized to cause the Partnership to admit such additional Limited Partners and/or to issue such additional Limited Partnership Interests in the form of Class A Common Units for any Partnership purpose at any time or from time to time, to the Partners or to other Persons for such consideration, which may include cash and/or Property, and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner. In causing the Partnership to issue additional Limited Partnership Interests, the General Partner shall make a good faith determination that the Partnership will receive adequate consideration therefor. The General Partner's determination that consideration is adequate shall be conclusive insofar as the adequacy of consideration relates to whether the Limited Partnership Interests are validly issued, fully paid and nonassessable. Except for any Preferred Units issued pursuant to Section 3.2(b) hereof, any Partnership Interest acquired by the Class B Limited Partner, the General Partner or any Affiliate of such Partners shall be Class B Common Units or, if originally Class A Common Units, shall be converted to Class B Common Units at the time of acquisition.

     (b) The Partnership also may from time to time issue Preferred Units in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to then existing or later issued Limited Partnership Interests, all as shall be determined by the General Partner, subject to Tennessee law. Without limiting the generality of the foregoing sentence, the General Partner shall, in its sole discretion, with respect to such Preferred Units, establish and fix, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interest; (ii) the right of each such class or series of Partnership Interest to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interest upon

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

dissolution and liquidation of the Partnership, provided that, in any event (x) the additional Partnership Interests are issued in connection with an issuance of shares of the General Partner, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner in accordance with this Section 4.2(b), and (y) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the net proceeds raised in connection with the issuance of such shares of the General Partner. Attached hereto as Schedules 4.2(b)(1) and 4.2(b)(2) to this Agreement are the designations of the Partnership's 9.5% Series A Cumulative Preferred Units and 8 7/8% Series B Cumulative Preferred Units. Subsequent designations of Preferred Units shall be reflected in schedules attached to this Agreement in like manner.

     (c) Nothing contained herein shall restrict the General Partner's right to issue additional REIT Shares; provided, however, that in the event that REIT Shares are issued by the General Partner to finance an investment in an apartment community or other property by the Partnership, (i) the General Partner shall cause the Partnership to issue to the General Partner or its designee an equivalent number of Class B Common Units or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the REIT Shares so issued, and (ii) the General Partner shall contribute to the Partnership the net proceeds from the offering of such REIT Shares and from the exercise of rights contained in such REIT Shares.

     2.3 NO PREEMPTIVE RIGHTS. No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership or (ii) issuance or sale of any Partnership Interests.

     2.4     CAPITAL ACCOUNTS OF THE PARTNERS.

     (a) GENERAL. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-l(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) allocated to such Partner pursuant to Sections
5.1 and 5.2 of this Agreement, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss allocated to such Partner pursuant to Sections 5.1 and 5.2 of this Agreement.

     (b) TRANSFERS OF PARTNERSHIP UNITS. A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor.

     (c)     UNREALIZED GAINS AND LOSSES.

             (i)     Consistent with the provisions of Regulations
     Section 1.704-l(b)(2)(iv)(f), and as provided in Section 3.4(c)(ii), the Carrying Values of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in
     Section 3.4(c)(ii) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to Section 5.1 of the Agreement.

             (ii)    Such adjustments shall be made as of the following times:
     (i) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Property as consideration for an interest in the Partnership; and (iii) immediately prior to the liquidation of the Partnership or the General Partner's interest in the Partnership within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g); PROVIDED, HOWEVER, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner determines such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

             (iii)   In accordance with Regulations Section 1.704-l(b)(2)
     (iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

             (iv) In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of this Agreement, be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines to arrive at fair market value for individual properties).

     (d) MODIFICATION BY GENERAL PARTNER. The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or any Limited Partners), are computed in order to comply with such Regulations, the General Partner may make such modification without regard to Article 11 of this Agreement. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b).

     (e) ADDITIONAL CAPITAL CONTRIBUTIONS OR ASSESSMENTS. No Partner shall be assessed or be required to contribute additional funds or other property to the Partnership, except for any such amount which a Limited Partner may be obligated to repay under Section 4.3 or Section 13.4. Any additional funds required by the Partnership, as determined by the General Partner in its reasonable business judgment, may, at the option of the General Partner and without an obligation to do so, be contributed by the General Partner as additional Capital Contributions. If and as the General Partner or any other Partner makes additional Capital Contributions to the Partnership, each such Partner shall receive Preferred Units, Class A Common Units, Class B Common Units, or other appropriate Partnership Interests, subject to the provisions of
Section 3.2, and such Partner's Capital Account shall be adjusted as provided in
Section 3.4.

     (f) RETURN OF CAPITAL CONTRIBUTIONS. Except as otherwise expressly provided herein, the Capital Contribution of each Partner shall be returned to that Partner only in the manner and to the extent provided in Article 4 and
Article 13 hereof, and no Partner may withdraw from the Partnership or otherwise have any right to demand or receive the return of its Capital Contribution to the Partnership (as such), except as specifically provided herein. Under circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property other than cash, except as specifically provided herein. No Partner shall be entitled to interest on any Capital Contribution or Capital Account notwithstanding any disproportion therein as between the Partners. Except as specifically provided herein, the General Partner shall not be liable for the return of any portion of the Capital Contribution of any Limited Partner, and the return of such Capital Contribution shall be made solely from Partnership assets. The General Partner may, but shall not be obligated to, make Capital Contributions for the purpose of enabling the Partnership to make distributions of Available Cash to Limited Partners.

     (g) LIABILITY OF LIMITED PARTNERS. No Limited Partner shall have any further personal liability to contribute money to, or in respect of, the liabilities or the obligations of the Partnership, nor shall any Limited Partner be personally liable for any obligation of the Partnership, except as otherwise provided herein.

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                                    ARTICLE 3
                                  DISTRIBUTIONS

     3.1     REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS.

     (a) The General Partner shall cause the Partnership to distribute, when and as declared by the General Partner out of funds legally available for the payment thereof, preferential distributions ("Preferred Unit Distributions") in respect of all series of Preferred Units of the Partnership in the aggregate amount of dividends and other distributions in respect of the related preferred stock (provided the net proceeds from the issuance of such preferred stock shall have theretofore been contributed to the Partnership) paid by the General Partner to holders of such preferred stock, contemporaneous with the payment of such preferred stock dividends and other distributions.

     (b) The General Partner shall cause the Partnership to distribute quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter to the Partners who are Partners on the Partnership Record Date with respect to such quarter as follows:

             (i) First, one hundred percent (100%) to the Partners who shall own Class A Common Units, pro rata based on the number of Class A Common Units held by each such Partner on the applicable Partnership Record Date, until each has received an amount equal to the Priority Distribution Amount for the quarter for each such Unit;

             (ii) Next, if any Partners holding Class A Common Units have a positive Cumulative Unpaid Priority Distribution Account, one hundred percent (100%) to such Partners, pro rata based on the relative amounts of their Cumulative Unpaid Priority Distribution Accounts, until each such Cumulative Unpaid Priority Distribution Account reaches zero; and

             (iii) Thereafter, to the General Partner and any other holders of Class B Common Units, pro rata in accordance with the relative number of Class B Common Units held by each.

     (c) The General Partner shall distribute Capital Transaction Proceeds received by the Partnership within 30 days after the date of such Capital Transaction provided that the General Partner has given the Limited Partners 20 days' prior written notice of the date for any such distribution, as follows:

             (i) First, if any Limited Partners have a positive Cumulative Unpaid Priority Distribution Account, one hundred percent (100%) to such Limited Partners, pro rata based on the relative amounts of their Cumulative Unpaid Priority Distribution Accounts, until each such Cumulative Unpaid Priority Distribution Account reaches zero: and

             (ii) Thereafter, to the General Partner and any other holders of Class B Units, pro rata in accordance with the relative number of Class B Units held by each.

     3.2 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 4.3 hereof with respect to any allocation, payment or distribution to the General Partner, or any Limited Partners or assignees shall be promptly paid, solely out of funds of the Partnership (except as otherwise provided in Section 4.3 in connection with the exercise by a Limited Partner of a Redemption Right), by the General Partner to the appropriate taxing authority and treated as amounts distributed to the General Partner or such Limited Partners or assignees pursuant to Section 4.1 for all purposes under this Agreement.

     3.3 WITHHOLDING. Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement or with respect to the exercise by such Limited Partner of the Redemption Rights set forth in Section 8.5, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Section 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within 15 days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner and shall be promptly paid, solely out of funds of the Partnership, by the General Partner to the appropriate taxing authority. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest as to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 4.3 (together with attorney's fees and other costs in enforcing the Partnership's rights against the collateral). In the event that a Limited Partner or Redeeming Partner fails to pay any amounts owed to the Partnership pursuant to this
Section 4.3 when due, the General Partner may, in its sole and absolute discretion., elect to make the payment on behalf of such defaulting Partner, and in such event shall be deemed to have loaned such amount to such defaulting Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Partner (including, without limitation, in the case of a default by other than a Redeeming Partner the right to receive distributions from the Partnership). Any amounts payable by a Limited Partner or a Redeeming Partner hereunder shall bear interest at the Prime Rate, plus two percentage points (but not higher than the maximum lawful rate) from the date such amount is due (I.E., 15 days after demand) until such amount is paid in full. In the event that the Partnership or the General Partner is required to withhold tax with respect to the exercise by a Limited Partner of a Redemption Right, the Limited Partner exercising the Redemption Right shall make arrangements with the Partnership or the General Partner, as the case may be, to provide the funds to the Partnership necessary to effect the required withholding. In the event that, pursuant to applicable laws and regulations, the General Partner may withhold a reduced amount pending a determination by applicable taxing authorities as to whether any additional withholding tax must subsequently be deposited, the General Partner shall have the right to require the Redeeming Partner to pledge a first priority security interest in a portion of the Redemption Amount as collateral for the Redeeming Partner's obligation to provide the funds necessary to effect any subsequent required holding (together with attorney's fees and other costs in enforcing the Partnership's rights against the collateral), in an amount in the case of a REIT Shares Amount equal to REIT Shares having an Average Trading Price on the date of the pledge equal to 125% of the maximum possible subsequent required withholding (or 100% of the maximum possible subsequent required withholding if the Redemption Amount is paid in the form of the Cash Amount) (the "WITHHOLDING COLLATERAL"). The General Partner shall be entitled to retain possession of the Withholding Collateral until either the Redeeming Partner provides funds to the General Partner sufficient to make any subsequent required withholding deposit or the General Partner receives a determination from the applicable authorities that no subsequent withholding is required. All dividends, distributions, interest or other income on the Withholding Collateral while subject to the pledge hereunder shall be paid to the Redeeming Partner pledging the Withholding Collateral. If the applicable authorities advise that subsequent withholding is required and the Redeeming Partner does not deliver the necessary funds to the General Partner within 20 days after receipt of the General Partner's request therefor, the General Partner shall be entitled to exercise all rights and remedies of a secured party under the Uniform Commercial Code in the State of Tennessee with respect to the Withholding Collateral. Each Limited Partner and each Redeeming Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

     3.4 DISTRIBUTIONS UPON LIQUIDATION. Notwithstanding anything contained in Section 4.1 to the contrary, proceeds from a Liquidating Transaction shall be distributed to the Partners in accordance with Section 13.2.

     3.5 REIT DISTRIBUTION REQUIREMENTS. Unless the General Partner determines that such a distribution would not be in the best interests of the Partnership, it is the intent, but not the obligation, of the Partnership that a cash distribution shall be made for each Partnership Year of the Partnership to enable the General Partner (i) to meet its distribution requirement for qualification as a REIT as set forth in Section 857(a)(1) of the Code and (ii) to avoid the excise tax imposed by Section 4981 of the Code.

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                                    ARTICLE 4
                                   ALLOCATIONS

     4.1 ALLOCATIONS OF NET INCOME AND NET LOSS. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's Net Income and Net Loss shall be allocated among the Partners for each taxable year (or portion thereof) as provided herein below.

     (a)     SPECIAL ALLOCATIONS OF GROSS INCOME.

             (i) GROSS INCOME ALLOCATION TO PREFERRED UNITHOLDERS. Prior to giving effect to any other allocation in Section 5.1(a) or (b), gross income of the Partnership shall be allocated first to the holders of Preferred Units in an amount equal to the excess (if any) of (i) the cumulative distributions in respect of all classes of Preferred Units made through the end of the taxable year for which such allocation shall be made (other than distributions which are treated as being in satisfaction of the liquidation preference of such Preferred Units), over (ii) the cumulative allocations of gross income to the holders of such Preferred Units pursuant to this Section 5.1(a) prior to such allocation for such taxable year.

             (ii) GROSS INCOME ALLOCATION TO CLASS A COMMON UNITHOLDERS. In the event of a sale by the Partnership of all or substantially all of the Property and assets of the Partnership, prior to giving effect to any other allocation in Section 5.1(a) or (b), gross income and gain from such sale shall be allocated to the Class A Limited Partners in an amount equal to the excess (if any) of (x) the cumulative distributions from the Partnership to such Class A Limited Partners pursuant to Article 4 and
     Section 13.2(a)(iii), over (y) the cumulative allocations of Net Income to such Class A Limited Partners pursuant to Section 5.1(b)(vi) and (vii), pro rata based on the number of Class A Common Units owned by each Class A Limited Partner over the aggregate Class A Common Units outstanding at such time.

     (b) NET INCOME. After giving effect to the special allocations set forth in Section 5.2 below, Net Income, if any (and each item thereof), shall be allocated among the Partners as follows:

             (i) First, to the General Partner until the cumulative allocations of Net Income under this Section 5.1(b)(i) shall equal the cumulative Net Losses allocated to the General Partner under Section 5.1(d) hereof;

             (ii) Second, to the Limited Partners until the cumulative allocations of Net Income under this Section 5.1(b)(ii) shall equal the cumulative Net Losses allocated to the Limited Partners under Section 5.1(d) hereof (such allocations of Net Income being made in the same proportions and in the reverse order in which such allocations of Net Losses were made);

             (iii) Third, to the Class A Limited Partners until the cumulative allocations of Net Income under this Section 5.1(b)(iii) shall equal the cumulative allocations of Net Losses to the Class A Limited Partners under
     Section 5.1(c)(iii);

             (iv) Fourth, to the holders of Preferred Units until the cumulative allocations of Net Income under this Section 5.1(b)(iv) shall equal the cumulative allocations of Net Losses to such holders under
     Section 5.1(c)(ii);

             (v) Fifth, to the Partners until the cumulative allocations of Net Income under this Section 5.1(b)(v) shall equal the cumulative allocations of Net Losses thereto under Section 5.1(c)(ii);

             (vi) Sixth, to the Partners until the cumulative allocations of Net Income under this Section 5.1(b)(vi) and Section 5.1(b)(vii) shall equal the cumulative distributions to the Partners under Article 4 (other than Section 4.1(a) thereof) and Section 13.2(a)(iii), with such allocations being made in proportion to the cumulative distributions to each Partner; and

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             (vii)   Seventh, to the General Partner and any other holder of
     Class B Common Units in proportion to their Percentage Interests in such Class B Common Units.

     (c) NET LOSSES. After giving effect to the special allocations set forth in Section 5.2 below, Net Losses, if any (and each item thereof), shall be allocated as follows:

             (i) First, to the Partners in proportion to and to the extent of their positive Adjusted Capital Accounts (reduced, in the case of a holder of Preferred Units, by the unpaid liquidation preference in respect of such Preferred Units);

             (ii) Second, to the holders of Preferred Units to the extent of their positive Adjusted Capital Accounts; and

             (iii) Third, to the Class A Limited Partners who shall have a Deficit Restoration Obligation, in proportion to their respective Percentage Interests in Common Units.

     (d) NET LOSS LIMITATION. Notwithstanding the foregoing, Net Losses shall not be allocated to any Limited Partner pursuant to Section 5.1(c) to the extent that such allocation would cause such Limited Partner to have an Adjusted Capital Account Deficit at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitation set forth in the preceding sentence of this Section 5.1(d) shall be allocated to the other Limited Partners for whom such allocation would not cause or increase an Adjusted Capital Account Deficit (such allocation being pro rata in proportion to such Limited Partners' respective Percentage Interests in Common Units), and so on, until no Net Losses can be allocated under this
Section 5.1(d) to any Limited Partner, and all remaining Net Losses shall be allocated to the General Partner.

     (e) NONRECOURSE LIABILITIES. The Partners agree that excess Nonrecourse Liabilities of the Partnership (within the meaning of Section 1.752-3(a)(3) of the Regulations) will be allocated among the Partners for purposes of Section 752 of the Code in accordance with their respective Percentage Interests in Common Units.

     (f) GAINS. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Section 5.2 below, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     4.2 SPECIAL ALLOCATION RULES. Notwithstanding any other provision of the Agreement, the following special allocations shall be made in the following order:

     (a)     MINIMUM GAIN CHARGEBACK. Notwithstanding any other provisions of
Article 5, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This
Section 5.2(a) is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and for purposes of this Section 5.2(a) only, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 5.1 of the Agreement with respect to such Partnership Year and without regard to any decrease in Partner Minimum Gain during such Partnership Year.

     (b) PARTNER MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of Article 5 (except Section 5.2(a) hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such

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Partner's share of the net decrease in Partner Minimum Gain attributable to such
Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.701-2(i)(4). This Section 5.2(b) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of this Section 5.2(b), each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Article 5 of this Agreement with respect to such Partnership Year, other than allocations pursuant to Section 5.2(a) hereof.

     (c) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.701-1(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections 5.2(a) and 5.2(b) hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

     (d) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests in Common Units.

     (e) PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(2).

     (f) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     4.3     ALLOCATIONS FOR TAX PURPOSES.

     (a) GENERAL. Except as otherwise provided in this Section 5.3, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain loss or deduction is allocated pursuant to Sections 5.1 and
5.2 of this Agreement.

     (b) TO ELIMINATE BOOK-TAX DISPARITIES. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

             (i) To the extent that the fair market value of a Contributed Property differed from its adjusted tax basis at the time it was originally contributed to a partnership to which the Partnership shall have succeeded to the assets (the "Original Book-Tax Disparity"), the allocation of tax items with respect to such Contributed Property shall take into account any remaining Original Book-Tax Disparity at the time such property is contributed to the Partnership in a manner consistent with the principles of Section 704(c) of the Code, using the "traditional method" under Section 1.704-3(b) of the Regulations, so that the Class A Limited Partners who shall have contributed Property to the Partnership (or their successors-in-interest) bear the tax burden (or benefit, if applicable) of the remaining Original Book-Tax Disparity;

             (ii) In the case of a Contributed Property, such items attributable thereto shall be allocated, subject to Section 5.3(b)(i), among the Partners consistent with the principles of Section 704(c) of the Code that takes into account the variation between the 704(c) Value of such property and its adjusted tax basis at the time of the contribution;

             (iii) In the case of an Adjusted Property, such items shall (A) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property (prior to any adjustments in the Carrying Value of such property under Section 3.4 hereof) and (B) second, in the event such property was originally a Contributed Property, be allocated among the Partners consistent with
     Section 5.3(b)(ii); and

             (iv) All other items of income, gain, loss and deduction shall be allocated among the Partners in the same manner as their correlative item of "book" gain or loss is allocated pursuant to Sections 5.1 and 5.2 of this Agreement.

     (c) POWER OF GENERAL PARTNER TO ELECT METHOD. The General Partner shall elect the traditional method without curative allocations to be used by the Partnership in eliminating Book-Tax Disparities under Section 704(c) of the Code and the Regulations thereunder and such election shall be binding on all Partners.

     4.4 NO RIGHT TO DISTRIBUTIONS IN KIND. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

     4.5 LIMITATIONS ON RETURN OF CAPITAL CONTRIBUTIONS. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive, and the General Partner shall not have the right to make, a distribution which includes a return of all or part of a Partner's Capital Contributions, unless after giving effect to the return of a Capital Contribution, all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, do not exceed the fair market value of the Partnership's assets.

     4.6 SUBSTANTIAL ECONOMIC EFFECT. It is the intent of the Partners that the allocations of Net Income and Net Loss under the Agreement have substantial economic effect (or be consistent with the Partners' interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

                                    ARTICLE 5
                             RIGHTS, OBLIGATIONS AND
                          POWERS OF THE GENERAL PARTNER

     5.1     MANAGEMENT OF THE PARTNERSHIP.

Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated, and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

             (i) to acquire, purchase, own, lease and dispose of any real property and any other property or assets that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

             (ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

             (iii) to borrow money for the Partnership, issue evidences of indebtedness in connection therewith, refinance, guarantee, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any indebtedness or obligation to the Partnership, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership's assets;

             (iv) to pay, either directly or by reimbursement, for all operating costs and general administrative expenses of the Partnership, to third parties or, to the General Partner as set forth in this Agreement;

             (v) to lease all or any portion of any of the Partnership's assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership's assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

             (vi) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership's assets; PROVIDED, HOWEVER, that the General Partner may not, without the consent of all of the Partners, confess a judgment against the Partnership;

             (vii) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

             (viii) to make or revoke any election permitted or required of the Partnership by any taxing authority;

             (ix) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

             (x) to determine whether or not to apply any insurance proceeds for any property, to the restoration of such property or to distribute the same;

             (xi) to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

             (xii) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

             (xiii) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

             (xiv) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

             (xv) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

             (xvi) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

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             (xvii)  to establish Partnership working capital reserves;

             (xviii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership and to possess and enjoy all of the rights and powers of a general partner as provided by the Act; and

             (xix) to execute and deliver or assume any note and mortgage securing any loan insured by the Federal Home Administration (the "FHA"), the U.S. Department of Housing and Urban Development ("HUD") or any other public body (individually, an "Agency" and, collectively, "Agencies") over which the Secretary of Housing and Urban Development (the "Secretary") has oversight responsibility, and to execute any Regulatory Agreement and other documents required by the Secretary or any Agency in connection with any such loan. Any successor or substitute general partner or person duly admitted as an additional general partner of the Partnership shall, as a condition precedent to receiving an interest as a general partner in the Partnership, agree to be bound by the terms and conditions of any note, mortgage and/or Regulatory Agreement and other documents and instruments required in connection with any FHA, HUD or other Agency insured loan to the same extent and on the same terms and conditions as all other general partners. Upon any dissolution of the Partnership, no title or right to possession and control of any property subject to any FHA, HUD or Agency insured loan, and no right to collect the rents therefrom, shall pass to any person who is not bound by any Regulatory Agreement affecting such property in a manner satisfactory to the Secretary or the appropriate Agency.

     5.2 RESTRICTION ON GENERAL PARTNER'S AUTHORITY. Without the consent of all the Limited Partners, the General Partner may not:

     (a) Take any action that would make it impossible to carry on the ordinary business of the Partnership, except as otherwise provided in this Agreement;

     (b)     Possess Partnership property for other than a Partnership purpose;

     (c) Admit a Person as a Partner, except as otherwise provided in this Agreement; or

     (d) Perform any act that would subject a Limited Partner to liability as a general partner.

     5.3 DELEGATION OF AUTHORITY. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

     5.4     INDEMNIFICATION AND EXCULPATION OF INDEMNITEES.

     (a) The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 6.4(a). The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 6.4(a). Any indemnification pursuant to this Section 6.4 shall be made only out of the assets of the Partnership.

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     (b)     The Partnership may reimburse an Indemnitee for reasonable expenses incurred by an Indemnitee who is a party to a proceeding in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 6.4 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     (c) The indemnification provided by this Section 6.4 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.

     (d) The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 6.4, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.4; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 6.4 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     5.5     LIABILITY OF THE GENERAL PARTNER.

     (a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

     (b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership and the General Partner's shareholders collectively, that, except as otherwise expressly provided herein, the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

     (c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

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     (d)     Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

     (e) Any amendment, modification or repeal of this Section 6.5 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 6.5 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

     5.6     REIMBURSEMENT OF GENERAL PARTNER.

     (a) Except as provided in this Section 6.6 and elsewhere in this Agreement (including the provisions of Articles 4 and 5 regarding distributions, payments, reimbursements and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses it incurs relating to the ownership and operation of, or for the benefit of, the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 6.4 hereof.

     (c) The General Partner also shall be reimbursed for all expenses it incurs relating to the organization of the Partnership and any issuance of additional Partnership Interests pursuant to Section 3.2.

     5.7     OUTSIDE ACTIVITIES.

     (a) Subject to the Charter and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, the General Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any business ventures of the General Partner. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business interests or activities of the General Partner, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person. Except as set forth in a separate agreement between such Person and the Partnership or any Affiliate of the Partnership, any Limited Partner may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership.

     (b)     In the event the General Partner exercises its rights under
Article 14 of the Charter to redeem REIT Shares, then the General Partner shall cause the Partnership to purchase from it the same number of Partnership Units (adjusted by the Conversion Factor) on the same terms that the General Partner redeemed such REIT Shares.

     5.8     EMPLOYMENT OR RETENTION OF AFFILIATES.

     (a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

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     (b)     The Partnership may lend or contribute to its Subsidiaries or other
Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     (c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

     (d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

     5.9 LOANS TO THE PARTNERSHIP. If additional funds are required by the Partnership for any purpose relating to the business of the Partnership or for any of its obligations, expenses, costs, or expenditures, including operating deficits, the Partnership may borrow such funds as are needed from the General Partner or any Affiliate of the General Partner for such period of time and on such terms as the General Partner or its Affiliate may agree, provided that the terms shall be substantially equivalent to the terms that could be obtained from a third party on an arm's-length basis.

     5.10 DISTRIBUTIONS. Notwithstanding anything contained in this Agreement to the contrary, the General Partner, acting as a fiduciary, shall use its reasonable best efforts and act in good faith to operate the Partnership's assets and manage the Partnership's business, including its indebtedness, so as to produce sufficient Available Cash and Capital Transaction Proceeds to pay to the Class A Limited Partners the Priority Distribution Amount on a current basis and any balance in the Cumulative Unpaid Priority Distribution Accounts of the Class A Limited Partners pursuant to Section 4.1 hereof.

     5.11    APPROVAL OF OR PROHIBITION AGAINST SALE OF CERTAIN PROPERTIES.

     (a) CEDAR MILL APARTMENTS. The Partnership shall not sell, exchange, mortgage, hypothecate or otherwise convey or transfer the apartment community known as Cedar Mill Apartments without the advance written consent of each Person who was a partner in Cedar Mill Apartments, L.P. at the time of its merger with and into the Partnership, which consent may be withheld for any reason whatsoever, so long as such Persons continue to hold, in the aggregate, at least 44,282.5 Class A Common Units.

     (b) GREENBROOK APARTMENTS. The Partnership shall not sell, exchange, mortgage, hypothecate or otherwise convey or transfer the apartment community known as Greenbrook Apartments without the advance written consent of Robert F. Fogelman, which consent may be withheld for any reason whatsoever, so long as Mr. Fogelman continues to hold, in the aggregate, at least 217,500 Class A Common Units. Notwithstanding any other provision in this Agreement to the contrary, no provision of this Agreement shall supersede, modify, terminate or replace (i) any provision of that certain Supplemental Agreement with respect to Transfer of Property and Delivery of Guaranty dated as of November 10, 1993 by and among Robert F. Fogelman, the Partnership and the General Partner, or (ii) any restriction, negative covenant or other provision in those certain Warranty Deeds of record as instrument nos. _____________, ___________, ___________, and
_____________ in the Register's Office of Shelby County, Tennessee, which agreement, restrictions, negative covenants and other provisions shall remain in full force and effect from and after the execution, delivery and effectiveness of this Agreement.

     (c) MCKELLER WOODS APARTMENTS. The Partnership shall not sell, exchange, mortgage, hypothecate or otherwise convey or transfer the apartment community known as McKeller Woods Apartments without the advance written consent of each Person who was a partner in McKeller Woods Village Partnership, L.P. at the time of its merger with and into the Partnership, which consent may be withheld for any reason whatsoever, so long as such Persons continue to hold, in the aggregate, at least 162,600 Class A Common Units.

     (d) PARK ESTATE APARTMENTS. The Partnership shall not sell, exchange, mortgage, hypothecate or otherwise convey or transfer the apartment community known as Park Estate Apartments without the advance written consent of each Person who was a partner in Park Estate Partnership, L.P. at the time of its merger with and into the Partnership, which consent may be withheld for any reason whatsoever, so long as such Persons continue to hold, in the aggregate, at least 19,238 Class A Common Units.

     (e) WINCHESTER SQUARE APARTMENTS. The Partnership shall not sell, exchange, mortgage, hypothecate or otherwise convey or transfer the apartment community known as Winchester Square Apartments without the advance written consent of each Person who was a partner in Winchester Square Partnership, L.P. at the time of its merger with and into the Partnership, which consent may be withheld for any reason whatsoever, so long as such Persons continue to hold, in the aggregate, at least 89,159 Class A Common Units.

     (f) FLOURNOY PROPERTIES. The Partnership shall not, or shall not permit the owners thereof to, sell, exchange or otherwise convey or transfer the apartment communities (or interests in the partnerships owning such apartment communities) listed on Schedule 6.11(f) hereto for a period of two (2) years from and after the date set forth in the preamble hereof. After such period shall have expired, then the Partnership shall use its reasonable best efforts to effect any such sale, exchange, conveyance or transfer of such assets in a manner that qualifies for tax deferral pursuant to Section 1031 of the Code (or any successor provision thereto). In the event that the Partnership conveys any such property in such a tax-deferred exchange, the property acquired by the Partnership in such exchange shall be subject to the same limitation.

Nothing contained in this Section 6.11 shall prevent any property from being taken by condemnation or other involuntary conversion; PROVIDED, HOWEVER, that in such event, the General Partner shall use every reasonable effort to reinvest the proceeds from any such condemnation or involuntary conversion in a manner that results in deferral of taxable income from such event pursuant to Section 1033 of the Code.

                                   ARTICLE 6
                           CHANGES IN GENERAL PARTNER

     6.1 TRANSFER OF THE GENERAL PARTNER'S PARTNERSHIP INTEREST. The General Partner may not transfer any of its Partnership Interest or withdraw as General Partner.

     6.2 ADMISSION OF A SUBSTITUTE OR SUCCESSOR GENERAL PARTNER. A Person shall be admitted as a substitute or successor General Partner of the Partnership if otherwise permitted hereunder and only if the following terms and conditions are satisfied:

     (a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.6 in connection with such admission shall have been performed;

     (b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person's authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

     (c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause the termination of the Partnership under Section 708 of the Code or will cause it to be classified other than as a partnership for federal income tax purposes or will result in the loss of any Limited Partner's limited liability.

     6.3 EFFECT OF BANKRUPTCY, WITHDRAWAL, DEATH OR DISSOLUTION OF A GENERAL PARTNER.

     (a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.04(a)) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b).

     (b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a)) or the withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a Partnership, the withdrawal, death, dissolution, or Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within 90 days after such occurrence, may elect to reconstitute the Partnership and continue the business of the Partnership for the balance of the term specified in Section 2.5 by selecting, subject to Section 7.2 and any other provisions of this Agreement, a substitute General Partner by the affirmative vote of a majority of the Percentage Interests of the Limited Partners. If the Limited Partners elect to reconstitute the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

     6.4     REMOVAL OF A GENERAL PARTNER.

     (a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, or Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners.

     (b) If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3, such General Partner shall promptly transfer and assign its General Partner Interest in the Partnership (i) to the substitute General Partner approved by the Limited Partners in accordance with Section 7.3(b) and otherwise admitted to the Partnership in accordance with Section 7.2. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partner Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and the Limited Partners within 10 days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the General Partner and the Limited Partners each shall select an appraiser, each of which appraisers shall complete an appraisal of the fair market value of the General Partner's General Partner Interest within 30 days of the General Partner's removal, and the fair market value of the General Partner's General Partner Interest shall be the average of the two appraisals; PROVIDED, HOWEVER, that if the higher appraisal exceeds the lower appraisal by more than 20% of the amount of the lower appraisal, the two appraisers, no later than 40 days after the removal of the General Partner, shall select a third appraiser who shall complete an appraisal of the fair market value of the General Partner's General Partner Interest no later than 60 days after the removal of the General Partner. In such case, the fair market value of the General Partner's General Partner Interest shall be the average of the two appraisals closest in value.

     (c) The General Partner Interest of a removed General Partner, during the time after default until transfer, shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expenses, profit, gain or loss, Distributable Cash or allocations, as the case may be, payable or allocable to the Limited Partners as such. Instead, such removed General Partner shall retain the right to receive income, expenses, profit, gains or losses which would be payable or allocable to its General Partner Interest, as the case may be, if he were still a General Partner and such other items which it may hold or receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

     (d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

                                   ARTICLE 7
                             RIGHTS AND OBLIGATIONS
                             OF THE LIMITED PARTNERS

     7.1 MANAGEMENT OF THE PARTNERSHIP. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

     7.2 POWER OF ATTORNEY. Each Limited Partner hereby irrevocably appoints the General Partner his true and lawful attorney-in-fact, who may act for each Limited Partner and in his name, place and stead, and for his use and benefit, to sign, acknowledge, swear to, deliver, file and record, at the appropriate public offices, any and all documents (including, without limitation, amendments to and restatements of this Agreement, to the extent permitted hereunder), certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of his Partnership Interest.

     7.3 LIMITATION ON LIABILITY OF LIMITED PARTNERS. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of his Capital Contribution and any amounts required to be contributed pursuant to Deficit Restoration Obligations as defined in Section 13.4 below, if any, as and when due hereunder. Other than such payments, no Limited Partner shall, except as otherwise required by the Act or any contract, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

     7.4 OWNERSHIP BY LIMITED PARTNER OF CORPORATE GENERAL PARTNER OR AFFILIATE. No Limited Partner shall at any time, either directly or indirectly, own any stock or other interest in the General Partner or in any Affiliate thereof, if such ownership by itself or in conjunction with other stock or other interests owned by other Limited Partners would, in the opinion of counsel for the Partnership, jeopardize the classification of the Partnership as a partnership for federal income tax purposes. The General Partner shall be entitled to make such reasonable inquiry of the Limited Partners as is required to establish compliance by the Limited Partners with the provisions of this Section.

     7.5     REDEMPTION RIGHT.

     (a) Subject to Section 8.5(c) and the provisions of Article 12 hereof, each Limited Partner, other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on (or, in the General Partner's sole discretion, before) a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner at a redemption price equal to and in the form of the Redemption Amount. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Limited Partner who is exercising the Redemption Right (the "Redeeming Partner"); PROVIDED, HOWEVER, that unless the General Partner, in its sole discretion, shall waive this clause in writing, a Specified Redemption Date with respect to any Class A Limited Partner who shall acquire Class A Common Units on or after the date set forth in the preamble hereof shall not occur until after six (6) months and one (1) day following the date in the preamble, or, if later, until six (6) months and one (1) day following the issuance of Partnership Units to a Limited Partner. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid with respect to Partnership Units where the Partnership Record Date for such distribution shall be after the date of redemption of the Partnership Units.

     (b) Notwithstanding the provisions of Section 8.5(a), the General Partner may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on or before the Specified Redemption Date, whereupon the General Partner shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units; PROVIDED, HOWEVER, that such Partnership Units shall thereupon be converted into Class B Common Units. In the event the General Partner shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to the General Partner for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the exercise of the Redemption Right.

     (c) The Partnership or the General Partner, as the case may be, may elect to pay the Cash Amount to a Redeeming Partner as the Redemption Amount for such Partner. Such determination shall be made by the General Partner in its sole discretion.

                                    ARTICLE 8
                       TRANSFERS OF PARTNERSHIP INTERESTS

     8.1     PURCHASE FOR INVESTMENT.

     (a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of his Partnership Interest is made as a principal for his account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

     (b) Each Limited Partner agrees that he will not sell, assign or otherwise transfer his Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agrees not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

     8.2     RESTRICTIONS ON TRANSFER OF LIMITED PARTNERSHIP INTERESTS.

     (a) Except as otherwise provided in this Article 9, no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer his Limited Partnership Interest, in whole or in part, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a "Transfer") without the written consent of the General Partner, which consent may be withheld in the sole discretion of the General Partner. The General Partner may require, as a condition of any Transfer, that the transferor assume all costs incurred by the Partnership in connection therewith.

     (b) No Limited Partner may effect a Transfer of his Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would require the registration of the Limited Partnership Interest under the Securities Act of 1933, as amended, or would otherwise violate any applicable federal or state securities or "Blue Sky" law (including investment suitability standards).

     (c) No transfer by a Limited Partner of his Partnership Units, in whole or in part, may be made to any Person if in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership's being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code).

     (d) Section 9.2(a) shall not apply to the following transactions, except that the General Partner may require that the transferor assume all costs incurred by the Partnership in connection therewith:

             (i) any Transfer by a Limited Partner pursuant to the exercise of its Redemption Right under Section 8.5;

             (ii) any Transfer by a Limited Partner that is a corporation or other business entity to any of its Affiliates or subsidiaries or to any successor in interest of such Limited Partner;

             (iii) any donative Transfer by an individual Limited Partner to his Immediate Family Members or any trust in which the individual or his Immediate Family Members own, collectively, 100% of the beneficial interests. For purposes of this Section 9.2(c)(iii), the term "Immediate Family Member" shall be deemed to include only an individual Limited Partner's brothers, sisters, nieces, nephews, spouse, parents, children, grandchildren, and other descendants; or

             (iv) any Transfer to a lender, where such Units are pledged to secure a bona fide obligation of the Limited Partner and any transfer in accordance with the rights of such lender under the instruments evidencing such obligation (provided that the General Partner receives 10 days prior written notice of any transfer pursuant to this subparagraph (iv)).

     (e)     Any Transfer in contravention of any of the provisions of this
Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

     8.3     ADMISSION OF SUBSTITUTE LIMITED PARTNER.

     (a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a Limited Partner of the Partnership only upon the satisfactory completion of the following:

             (i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

             (ii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) and the agreement set forth in
     Section 9.1(b).

             (iii) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee's authority to become a Limited Partner under the terms and provisions of this Agreement.

             (iv) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2.

             (v) The assignee shall have paid all reasonable legal fees of the Partnership and the General Partner and filing and publication costs in connection with his substitution as a Limited Partner.

     (b) For the purpose of allocating profits and losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

     (c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

     8.4     RIGHTS OF ASSIGNEES OF PARTNERSHIP INTERESTS.

     (a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of his Partnership Interest until the Partnership has received notice thereof.

     (b) Any Person who is the assignee of all or any portion of a Limited Partner's Limited Partnership Interest, but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of his Limited Partnership Interest.

     8.5 EFFECT OF BANKRUPTCY, DEATH, INCOMPETENCE OR TERMINATION OF A LIMITED PARTNER. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue and if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

     8.6 JOINT OWNERSHIP OF INTERESTS. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

                                   ARTICLE 9
                   BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

     9.1 BOOKS AND RECORDS. At all times during the continuance of the Partnership, the General Partner shall keep or cause to be kept at the Partnership's specified office true and complete books of account in accordance with generally accepted accounting principles as well as in accordance with the accounting method followed by the Partnership for federal income tax purposes, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership's federal, state and local income tax returns and reports, (d) copies of the Agreement and any financial statements of the Partnership for the three most recent years and
(e) all documents and information required under the Act. Any Partner or his duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

     9.2     CUSTODY OF PARTNERSHIP FUNDS; BANK ACCOUNTS.

     (a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

     (b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers' acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

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

     9.3 FISCAL AND TAXABLE YEAR. The fiscal and taxable year of the Partnership shall be the calendar year.

     9.4 ANNUAL TAX INFORMATION AND REPORT. Within 75 days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner's individual tax returns as shall be reasonably required by law.

     9.5     TAX MATTERS PARTNER; TAX ELECTIONS; SPECIAL BASIS ADJUSTMENTS.

     (a) The General Partner shall be the Tax Matters Partner of the Partnership within the meaning of Section 6231(a)(7) of the Code. As Tax Matters Partner, the General Partner shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Tax Matters Partner. The General Partner shall have the right to retain professional assistance in respect of any audit of the Partnership by the Service and all out-of-pocket expenses and fees incurred by the General Partner on behalf of the Partnership as Tax Matters Partner shall constitute Partnership expenses. In the event the General Partner receives notice of a final Partnership adjustment under Section 6223(a)(2) of the Code, the General Partner shall either (i) file a court petition for judicial review of such final adjustment within the period provided under Section 6226(a) of the Code, a copy of which petition shall be mailed to all Limited Partners on the date such petition is filed, or (ii) mail a written notice to all Limited Partners, within such period, that describes the General Partner's reasons for determining not to file such a petition.

     (b) All elections required or permitted to be made by the Partnership under the Code shall be made by the General Partner in its sole discretion.

     (c) In the event of a transfer of all or any part of the Partnership Interest of any Partner, the Partnership, at the option of the General Partner, may elect pursuant to Section 754 of the Code to adjust the basis of the Properties. Notwithstanding anything contained in Article 5 of this Agreement, any adjustments made pursuant to Section 754 shall affect only the successor in interest to the transferring Partner and in no event shall be taken into account in establishing, maintaining or computing Capital Accounts for the other Partners for any purpose under this Agreement. Each Partner will furnish the Partnership with all information necessary to give effect to such election.

     9.6     REPORTS TO LIMITED PARTNERS.

     (a) The books of the Partnership shall be examined annually as of the end of each fiscal year of the Partnership by accountants selected by the General Partner, who shall be the same accountants responsible for the examination of the General Partner's books. The General Partner shall determine and prepare a statement of assets and liabilities and partners' capital as of the end of such year, as well as statements of revenue and expenses (collectively, the "Financial Statements"). As a note to such Financial Statements, the General Partner shall prepare a schedule of all loans to the Partnership. Such schedule shall demonstrate that loans have been made, used, carried on the books of the Partnership (and repaid, if applicable) in accordance with the provisions of this Agreement. Within 90 days after the end of each fiscal year, the General Partner shall transmit the Financial Statements to the Limited Partners. The General Partner also shall prepare quarterly unreviewed Financial Statements and shall transmit such statements to the Limited Partners within 45 days of the end of each fiscal quarter of the Partnership.

     (b) Any Partner shall further have the right to a private audit of the books and records of the Partnership, provided such audit is made for Partnership purposes, at the expense of the Partner desiring it and is made during normal business hours.

     (c) The General Partner shall deliver to each Limited Partner in a timely manner all communications transmitted from time to time by the General Partner to its shareholders.

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                                   ARTICLE 10
                             AMENDMENT OF AGREEMENT

     The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect; provided, however, that the following amendments shall require the consent of the Class A Limited Partners holding more than 66 2/3% of the Percentage Interests then held by all Class A Limited Partners:

     (a) any amendment that would adversely affect the rights of the Class A Limited Partners to receive the distributions payable to them hereunder;

     (b) any amendment that would alter the Partnership's allocations of Net Income and Net Losses in a manner adverse to the Class A Limited Partners;

     (c) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership; or

     (d) any amendment that would adversely affect the rights granted to the Class A Limited Partners in Sections 3.2(a), 3.3, 3.4, 6.2, 6.10, 6.11, 8.5, 9.2
or Article 12 hereof.

                                   ARTICLE 11
         CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE GENERAL PARTNER

     11.1 TRIGGERING EVENTS. For the purposes of this Article 12, each of the following events shall be deemed to be a "Triggering Event": (a) if the General Partner consolidates with, or merges into, any other Person, and the General Partner is not the continuing or surviving corporation of such consolidation or merger, (b) if any Person consolidates with, or merges into, the General Partner, and the General Partner is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding REIT Shares are converted into or exchanged for stock or other securities of any other Person or cash or any other property, (c) if any Person becomes the Beneficial Owner (as hereinafter defined) of 33.3% or more of the outstanding REIT Shares or (d) if the General Partner sells or otherwise transfers (or one or more of its Subsidiaries, including the Partnership, sells or otherwise transfers) to any Person or Persons, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the General Partner or the Partnership. "Beneficial Owner" means any Person who, together with such Person's affiliates (as defined in Rule 12b-2 of the Securities Exchange Act of 1934 as in effect on the date this Article 12 shall be adopted (including any rules and regulations thereunder)) (the "Exchange Act") and associates (as defined in Rule 12b-2 of the Exchange Act), (i) would be considered a "beneficial owner" under Rule 13d-3 of the Exchange Act, other than (A) as a result of a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act or (B) as would not be reportable by such Person on Schedule 13D under the Exchange Act, (ii) has entered into any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent solicitation made pursuant to, and in accordance with, the Exchange Act) or disposing of REIT Shares or (iii) has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) REIT Shares pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options or otherwise.

     11.2 FROM AND AFTER THE OCCURRENCE OF A TRIGGERING EVENT. Effective on the date of each Triggering Event, the Redemption Right shall be adjusted as provided in this Section 12.2.

     (a) From and after the occurrence of a Triggering Event (each such occurrence, a "Trigger Occurrence") and until the occurrence, if any, of a subsequent Triggering Event (in which case a further adjustment shall be made pursuant to this Section 12.2 with respect to each such Triggering Event), each and every reference contained in this Agreement to a "REIT Share" or "REIT Shares" shall be deemed to be a reference to a share or shares, respectively (each, a "Replacement Share"; collectively, "Replacement Shares"), of: (i) if, as a result of any Triggering Event, all of the REIT Shares are converted solely into Registered Common Stock (as hereinafter defined), such Registered Common Stock and (ii) in all other cases, the common stock, or, if such Person shall have no common stock, the equity securities or other equity interest having power to control or direct the management

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

(the "Common Stock") of (a) in the event of a Triggering Event described in clause (a) or (b) of the first sentence of Section 12.1, (1) the Person that is the issuer of any securities into which the REIT Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer who has the highest Market Capitalization (as hereinafter defined) and (2) if no securities are so issued, the Person that is the other party to such merger or consolidation, or if there is more than one such Person, the Person who has the highest Market Capitalization or (b) in the event of a Triggering Event described in clause (c) or (d) of the first sentence of Section 12.1, the Person that is the party becoming the Beneficial Owner of the largest percentage of the outstanding REIT Shares or receiving the largest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions or if the Person becoming the Beneficial Owner of the largest portion of the REIT Shares or receiving the largest portion of the assets or earning power cannot be determined, whichever Person has the highest Market Capitalization; PROVIDED, HOWEVER, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve-month period registered ("Registered Common Stock") under Section 12 of the Exchange Act, or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person that has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of such other Person;
(2) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of the ultimate parent entity of such first-mentioned Person; (3) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one of such other Persons has Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of whichever of such other Persons is the issuer having the highest Market Capitalization; and (4) if the Common Stock of such Person is not Registered Common Stock or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons have Registered Common Stock outstanding, "Replacement Shares" shall mean shares of the Common Stock of whichever ultimate parent entity is the corporation having the highest aggregate shareholders' equity or, if no such ultimate parent entity is a corporation, shall be deemed to refer to shares of the Common Stock of whichever ultimate parent entity is the entity having the greatest net assets. Any issuer of "Replacement Shares" shall be referred to as an "Issuer". "Market Capitalization" means the dollar figure equal to the product of the number of shares of Common Stock issued and outstanding on the date of the Trigger Occurrence in question, on a fully diluted basis, not held by Affiliates (as defined under the Exchange Act) multiplied by the Average Trading Price (as hereinafter defined). The holders of a majority of the issued and outstanding Class A Common Units may, within 90 days after the occurrence of a Triggering Event described in clause (c) of the first sentence of Section 12.1, waive, in writing, the adjustment to the Redemption Right provided for in this Section 12.2; PROVIDED, that (i) the Redemption Right shall remain in full force and effect as provided in Section 8.5, (ii) such election shall be binding on all of the Limited Partners and (iii) if the adjustment to the Redemption Right has previously been waived pursuant to this sentence, a new Triggering Event shall be deemed to occur each time a Person who is the Beneficial Owner of at least 33.3% of the outstanding REIT Shares becomes the Beneficial Owner of an additional 2% or more of the outstanding REIT Shares.

     (b) From and after a Trigger Occurrence, the "Conversion Factor" shall be adjusted by multiplying the "Conversion Factor" existing on the day immediately prior to such Trigger Occurrence as follows: (i) if the REIT Shares, as a result of the Trigger Occurrence, have been converted solely into the right to receive Registered Common Stock, by the number of shares of Registered Common Stock which the holder of a single REIT Share was entitled to receive as a result of the Trigger Occurrence or (ii) in all other cases, by a fraction, the numerator of which shall be the Average Trading Price of a REIT Share as of such Trigger Occurrence and the denominator of which shall be the Average Trading Price of a Replacement Share as of such Trigger Occurrence. Following a Trigger Occurrence, the Conversion Factor shall be further adjusted as provided in this
Section 12.2.

     (c) For the purpose of any computation hereunder, the "Average Trading Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such shares for the ten consecutive trading days immediately prior to the third trading day prior to such date; PROVIDED, HOWEVER, in the event the Triggering Event occurs as part of a series of related transactions which also includes a tender offer, the ten trading day period shall be the ten consecutive trading day period immediately prior to the day REIT Shares are accepted for payment pursuant to such tender offer; PROVIDED, HOWEVER, FURTHER, if prior to the expiration of such requisite ten trading day period the issuer announces either (i) a dividend or distribution on such shares payable in

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such shares or securities convertible into such shares or (ii) any subdivision, combination or reclassification of such shares, then, following the ex-dividend date for such dividend or the record date for such subdivision, as the case may be, the "Average Trading Price" shall be properly adjusted to take into account such event. The closing price for each day shall be, if the shares are listed and admitted to trading on a national securities exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the high bid price in the over-the-counter market, as reported by the Nasdaq Stock Market's National Market or such other system then in use, or, if on any such date such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the holders of a majority of the issued and outstanding Class A Common Units. If such shares are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in such shares, the Average Trading Price of such shares on such date shall be deemed to be the fair value of such shares as determined as set forth in Section 12.2(d). The term "trading day" shall mean, if such shares are listed or admitted to trading on any national securities exchange, a day on which the principal national securities exchange on which such shares are listed or admitted to trading is open for the transaction of business or, if such shares are not so listed or admitted, a Business Day.

     (d) In the event that on the date of a Trigger Occurrence, the shares of a Person are not publicly held or not so listed or traded or if, for the ten days prior to such date, no market maker is making a market in the shares of a Person, the Average Trading Price of the shares of such Person shall be the fair value of the shares as determined in good faith by the holders of a majority of the issued and outstanding Class A Common Units and the General Partner, which determination shall be binding on all of the Limited Partners. If the holders of a majority of the issued and outstanding Class A Common Units and the General Partner have not agreed on the fair value of the shares and executed and delivered between them an agreement setting forth the same within twenty (20) days after the Trigger Occurrence in question, then either the General Partner or the holders of a majority of the issued and outstanding Class A Common Units may notify the other that they or it desire to invoke the following arbitration procedure:

             (i) Notice of the holders of a majority of the issued and outstanding Class A Common Units or the General Partner of such parties' intention to seek arbitration shall be delivered to the other parties within ten (10) days after which all parties shall, in good faith, attempt to agree on a single arbitrator to determine the fair value of the shares (the "Arbitrator"). If the holders of a majority of the issued and outstanding Class A Common Units and the General Partner have not agreed on the Arbitrator within ten (10) days after the giving of the Arbitration Notice, then either, on behalf of both, may apply to the local office of the American Arbitration Association or any organization which is the successor thereof (the "AAA") for appointment of the Arbitrator, or, if the AAA shall not then exist or shall fail, refuse or be unable to act such that the Arbitrator is not appointed by the AAA within ten (10) days after application therefor, then either party may apply to any court of competent jurisdiction in the County of Shelby in the State of Tennessee (the "Court") for the appointment of the Arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment. The date on which the Arbitrator is appointed, by the agreement of the parties, by appointment by the AAA or by appointment by the Court, is referred to herein as the "Appointment Date". If any Arbitrator appointed hereunder shall be unwilling or unable, for any reason, to serve, or continue to serve, a replacement arbitrator shall be appointed in the same manner as the original Arbitrator.

             (ii) The arbitration shall be conducted in accordance with the then prevailing commercial arbitration rules of the AAA, modified as follows:

                     (1) To the extent that any statute imposes requirements different than those of the AAA in order for the decision of the Arbitrator to be enforceable in the courts of the State of Tennessee, such requirements shall be complied with in the arbitration.

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

                     (2) The Arbitrator shall be disinterested and impartial, shall not be affiliated with the Limited Partners or the General Partner and shall have at least ten (10) years experience in the market, industry and/or sector in which the applicable Person transacts the majority of its business.

                     (3) Before hearing any testimony or receiving any evidence, the Arbitrator shall be sworn to hear and decide the controversy faithfully and fairly by an officer authorized to administer an oath and a written copy thereof shall be delivered to each of the Limited Partners and the General Partner.

                     (4) Within twenty (20) days after the Appointment Date, the holders of a majority of the issued and outstanding Class A Common Units and the General Partner shall deliver to the Arbitrator two (2) copies of their respective written determinations of the fair value of the shares (each, a "Determination") together with such affidavits, appraisals, reports and other written evidence relating thereto as the submitting party deems appropriate. After the submission of any Determination, the submitting party may not make any additions to or deletions from, or otherwise change, such Determination or the affidavits, appraisals, reports and other written evidence delivered therewith. If either party fails to so deliver its Determination within such time period, time being of the essence with respect thereto, such party shall be deemed to have irrevocably waived its right to deliver a Determination and the Arbitrator, without holding a hearing, shall accept the Determination of the submitting party as the fair value of the shares. If each party submits a Determination with respect to the fair value of the shares within the twenty (20) day period described above, the Arbitrator shall, promptly after its receipt of the second Determination, deliver a copy of each party's Determination to the other party.

                     (5)     Not less than ten (10) days nor more than twenty
             (20) days after the earlier to occur of (A) the expiration of the twenty (20) day period provided for in clause (4) of this subparagraph or (B) the Arbitrator's receipt of both of the Determinations from the parties (such earlier date is referred to herein as the "Submission Date") and upon not less than five (5) days notice to the parties, the Arbitrator shall hold one or more hearings with respect to the determination of the fair value of the shares. The hearings shall be held in the Memphis metropolitan area of Tennessee at such location and time as shall be specified by the Arbitrator. Each of the parties shall be entitled to present all relevant evidence and to cross-examine witnesses at the hearings. The Arbitrator shall have the authority to adjourn any hearing to such later date as the Arbitrator shall specify, provided that in all events all hearings with respect to the determination of the fair value of the shares shall be concluded not later than thirty
             (30) days after the Submission Date.

                     (6) The Arbitrator shall be instructed, and shall be empowered only, to select as the fair value of the shares that one of the Determinations which the Arbitrator believes is the more accurate determination of the Average Trading Price of the shares. Without limiting the generality of the foregoing, in rendering his or her decision, the Arbitrator shall not add to, subtract from or otherwise modify the provisions of this Agreement or either of the Determinations.

                     (7) The Arbitrator shall render his or her determination as to the selection of a Determination in a signed and acknowledged written instrument, original counterparts of which shall be sent simultaneously to Limited Partners and the General Partner, within ten (10) days after the conclusion of the hearing(s) required by clause (5) of this Section.

             (iii) This provision shall constitute a written agreement to submit any dispute regarding the determination of the Average Trading Price of the shares of a Person to arbitration.

             (iv) The arbitration decision, determined as provided in this Article, shall be conclusive and binding on the parties, shall constitute an "award" by the Arbitrator within the meaning of the AAA rules and applicable law, and judgment may be entered thereon in any court of competent jurisdiction.

             (v) The Partnership shall pay all fees and expenses relating to the arbitration (including, without limitation, the fees and expenses of one counsel (including local counsel, if required) chosen by the holders of a majority of the issued and outstanding Class A Common Units and of experts and witnesses retained or called by the Limited Partners). The Limited Partners' counsel chosen as set forth in the preceding sentence shall represent the interests of all of the Limited Partners and the choice of counsel shall be binding on all of the Limited Partners.

     (e) From and after a Trigger Occurrence, each and every reference to the "General Partner" in Section 8.5 shall be deemed to be a reference to the Issuer of the Replacement Shares. From and after a Trigger Occurrence, the Issuer shall assume or unconditionally guarantee the performance of the General Partner's obligations, including the issuance of Replacement Shares upon any redemption pursuant to Section 8.5, under this Agreement pursuant to an instrument in form and substance satisfactory to the holders of a majority of the issued and outstanding Class A Common Units. In the event that a Triggering Event shall be a transaction wherein the Issuer of the Replacement Shares shall not, by operation of law, assume the obligations of the General Partner in respect of the redemption of Units pursuant to Section 8.5 hereunder, the General Partner shall use its best efforts to obtain from such Issuer a written instrument pursuant to which the obligations referred to in the second sentence of this paragraph (e) shall be assumed and unconditionally guaranteed. In the event that such assumption and/or guaranty shall not be obtained by the General Partner, then the Redemption Amount defined herein shall be the Cash Amount, adjusted as provided in this Article 12, increased by a factor equal to 1 divided by 1 minus the tax rate on long-term capital gains at the time of the Triggering Event; provided, however, that at such time as the Issuer shall execute and deliver the written instrument of assumption and/or guaranty described above, the foregoing definition shall revert to that otherwise described in this Agreement, as modified by this Article 12 (except this sentence). From and after a Trigger Occurrence, the "Average Trading Price" of a REIT Share or a Replacement Share, as applicable shall be substituted for the "Value" of the same for the purposes of determining the Cash Amount.

     11.3 ADDITIONAL ISSUER COVENANTS. The General Partner shall (i) not enter in an agreement with any Person which would result in a Triggering Event unless such agreement provides for each of the following and (ii) from and after any Trigger Occurrence, comply with each of the following:

     (a) Substantially contemporaneously with any Trigger Occurrence, the General Partner, the Issuer and its Affiliates shall enter into, and, if appropriate, cause the Partnership to enter into, such mergers, combinations, conveyances or other transactions as shall be required to cause substantially all of the assets of the General Partner (including those owned by the Partnership and its Affiliates) and the Issuer and its Affiliates to be owned, leased or held directly or indirectly by a single operating partnership in which the Limited Partners shall hold partnership units having the rights specified by this Agreement. The agreement governing the resulting operating partnership shall be in a form substantially no less favorable to each of the Limited Partners than is this Agreement.

     (b) From and after a Trigger Occurrence, the General Partner shall not take any action (including, without limitation, the prepayment of debt or the selling of properties), other than a dividend or distribution in respect of all of the Class A Common Units complying with Articles 4 and 13, or fail to take any action, if such action, or failure to take action, would result in any Limited Partner realizing a taxable gain, without the prior written consent of the holders of a majority of the issued and outstanding Class A Common. Notwithstanding the previous sentence, if the Issuer or the General Partner or both, at the election of the holders of a majority of the issued and outstanding Class A Common, shall agree, in writing, to indemnify each of the Limited Partners against any taxes that the Limited Partners might incur a result of an action, or failure to take action, on the part of the General Partner, such action, or failure to take action, shall not require the consent of any of the Limited Partners. Further, if the General Partner is a REIT, the General Partner shall be permitted to take any action required by the Code or the Service to allow the General Partner to remain a REIT without the consent of any of the Limited Partners.

     (c) From and after a Trigger Occurrence, in the event a dividend or distribution consisting of cash or property (other than Replacement Shares) or both is paid by the Issuer in respect of the Replacement Shares, the General Partner shall cause the Partnership to distribute, in respect of each Partnership Unit, the same amount of cash or property the holder of a Partnership Unit would have received had such holder exercised its Redemption Right and received Replacement Shares prior to such dividend or distribution.

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

     11.4 APPLICATION TO LATER TRANSACTIONS. This Article 12 shall apply to the initial Triggering Event and shall continue to apply to each subsequent Triggering Event.

     11.5    WAIVERS AND AMENDMENTS

     (a) The provisions of this Article 12 may be waived only upon the written consent of the holders of a majority of the issued and outstanding Class A Common Units.

     (b) This Article 12 shall only be amended as provided in Section 11(d) of this Agreement and shall be deemed included in such section for all purposes.

                                   ARTICLE 12
                           DISSOLUTION AND LIQUIDATION

     12.1 DISSOLUTION. The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. Notwithstanding anything contained herein to the contrary, except as provided below in this
Section 13.1, the General Partner and the Partnership shall not dissolve the Partnership, adopt a plan of liquidation for the Partnership or sell all or substantially all of the assets of the Partnership in a Liquidating Transaction or otherwise without the consent of the Limited Partners holding a majority of the issued and outstanding Class A Common Units. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each an "EVENT OF DISSOLUTION"):

     (a)     EXPIRATION OF TERM--the expiration of its term as provided in
Section 2.5 hereof;

     (b) WITHDRAWAL OF GENERAL PARTNER--an event of withdrawal of the last remaining General Partner, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after the withdrawal, remaining Class A Limited Partners holding in the aggregate a majority of the issued and outstanding Class A Common Units agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner;

     (c) JUDICIAL DISSOLUTION DECREE-- the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or

     (d) BANKRUPTCY OR INSOLVENCY OF GENERAL PARTNER--the last remaining General Partner shall be incapacitated by reason of its bankruptcy unless, within 90 days after the withdrawal, remaining Limited Partners holding in the aggregate a majority of the issued and outstanding Class A Common Units agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a substitute General Partner.

     12.2    WINDING UP.

     (a) GENERAL. The General Partner shall provide written notice to the Limited Partners of the occurrence of an Event of Dissolution, giving them at least 20 days in which to exercise their Redemption Right prior to the distribution of any proceeds from the liquidation of the Partnership pursuant to this Section 13.2(a). Upon the occurrence of an Event of Dissolution, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner (or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the "LIQUIDATOR")) shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property (subject to Sections 13.2(b) and l 3.2(c)) shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

             (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

             (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners, pro rata in accordance with amounts owed to each such Partner, unless the General Partner elects to treat such debts and liabilities on parity with the debts and liabilities described in (i) above;

             (iii) Third, one hundred percent ( 100%) to the Class A Limited Partners, pro rata based on the number of Class A Common Units held by such Class A Limited Partners, until each such Class A Limited Partner has received an amount equal to the aggregate Priority Distribution Amounts for each Partnership Record Date (if any) occurring subsequent to the Event of Dissolution; and

             (iv) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     (b)     DEFERRED LIQUIDATION. Notwithstanding the provisions of
Section 13.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, and further subject to Section 13 2(c) hereof, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) and Section 13.2(c) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     12.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS; ALLOWANCE FOR CONTINGENT OR UNFORESEEN LIABILITIES OR OBLIGATIONS. Notwithstanding anything to the contrary in this Agreement, in the event the Partnership is "liquidated" within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations
Section 1.704-1(b)(2)(ii)(b)(2) (including any tuning requirements therein). Except as provided in Section 13.4, if any Limited Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever. In the sole and absolute discretion of the General Partner, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this
Article 13 may be: (i) distributed to a liquidating trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paving any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership (the assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, un the reasonable discretion of the General Partner, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement); or (ii) withheld to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership; PROVIDED, that such withheld amount shall be distributed to the General Partner and Limited Partners as soon as practicable.

     12.4    DEFICIT CAPITAL ACCOUNT RESTORATION.

     (a)     Subject to Section 13.4(b), if a Class A Limited Partner listed on
Schedule 13.4(a) (an "Electing Partner") has a negative balance in his Capital Account on the date of the "liquidation" of his interest in the Partnership (within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g) but excluding a constructive liquidation resulting from a tax termination of the Partnership under Section 708(b)(1)(B) of the Code)), then such Electing Partner shall contribute in cash to the capital of the Partnership the lesser of (i) the maximum amount (if any such maximum amount is stated) listed beside such Electing Partner's name on Schedule 13.4(a) or (ii) the amount required to increase his Capital Account as of such date to zero. Any such contribution required of a Partner hereunder shall be made on or before the later of (i) the end of the Partnership Year in which the interest of such Partner is liquidated or (ii) the ninetieth (90th) day following the date of such liquidation. Notwithstanding any provision hereof to the contrary, all amounts so contributed by a Partner to the capital of the Partnership shall, upon the liquidation of the Partnership under this Article 13, be first paid to any then creditors of the Partnership, including Partners that are Partnership creditors (in the order provided in Section 1 3.2(a)), and any remaining amount shall be distributed to the other Partners then having positive balances in their respective Capital Accounts in proportion to such positive balances.

     (b) After the death of an Electing Partner, the executor of the estate of such an Electing Partner may elect to reduce (or eliminate) the deficit Capital Account restoration obligation of such an Electing Partner. Such election may be made by such executor by delivering to the General Partner within two hundred seventy (270) days of the death of such an Electing Partner a written notice setting forth the maximum deficit balance in his Capital Account that such executor agrees to restore under Section 13.4(a), if any. If such executor does not make a timely election pursuant to this Section 13.4(b) (whether or not the balance in his Capital Account is negative at such time), then such Electing Partner's estate (and the beneficiaries thereof who receive distributions of Partnership Units therefrom) shall be deemed to have a deficit Capital Account restoration obligation as set forth under Section 13.4(a).

     (c) If the General Partner, on the date of the "liquidation" of its interest in the Partnership, within the meaning of Regulations Section 1.704-1
(b)(2)(ii)(g) (but excluding a constructive liquidation resulting from a tax termination of the Partnership under Section 708(b)(1)(B) of the Code), has a negative balance in its Capital Account, then the General Partner shall contribute in cash to the capital of the Partnership the amount needed to restore its Capital Account balance to zero. Any such contribution shall be made by the General Partner on or before the later of (i) the end of the Partnership Year in which the General Partner's interest is liquidated, or (ii) the ninetieth (90th) calendar day following the date of such liquidation. Notwithstanding any provision of this Agreement to the contrary, all amounts so contributed to the capital of the Partnership in accordance with this Section
13.4 shall be distributed in accordance with Section 13.2(a).

     12.5 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Article 13 (but subject to Section 13.3), in the event the Partnership is liquidated within the meaning of Regulations Section 1.704-l(b)(2)(ii)(g) but no Event of Dissolution has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the Property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

     12.6 RIGHTS OF LIMITED PARTNERS. Except as specifically provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of his Capital Contribution and shall have no right or power to demand or receive property other than cash from the Partnership Except as specifically provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner as to the return of his Capital Contributions, distributions, or allocations.

     12.7 NOTICE OF DISSOLUTION. In the event an Event of Dissolution or an event occurs that would, but for the provisions of Section 13.1, result in a dissolution of the Partnership, the General Partner shall within 30 days thereafter, provide written notice thereof to each of the Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

     12.8 CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP. Upon the completion of the liquidation of the Partnership as provided in Section 13.2 hereof, the Partnership shall be terminated and the Certificate and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Tennessee shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

     12.9 REASONABLE TIME FOR WINDING-UP. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

                                   ARTICLE 13
                               GENERAL PROVISIONS

     13.1 NOTICES. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in the transfer records of the Partnership, and with respect to the General Partner, at 6584 Poplar Avenue, Suite 340, Memphis, Tennessee, 38138; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

     13.2 SUCCESSORS. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

     13.3 ADDITIONAL DOCUMENTS. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

     13.4 SEVERABILITY. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

     13.5 ENTIRE AGREEMENT. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

     13.6 PRONOUNS AND PLURALS. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

     13.7 HEADINGS. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

     13.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

     13.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

     IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures, as of the ___ day of November, 1997.

                                     GENERAL PARTNER:

                                     MID-AMERICA APARTMENT COMMUNITIES, INC., a
                                     Tennessee corporation

                                     By:
                                        ----------------------------------------
                                            President

                          MID-AMERICA APARTMENTS, L.P.
                    EXHIBIT A TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                     NOTICE OF EXERCISE OF REDEMPTION RIGHT

     The undersigned hereby irrevocably (i) presents for redemption ________ Partnership Units in Mid-America Apartments, L.P. in accordance with the terms of the Limited Partnership Agreement of Mid-America Apartments, L.P. and the Redemption Right referred to in Section 8.05 thereof, (ii) represents that the undersigned owns the Units so presented free and clear of all liens, claims and encumbrances whatsoever, (iii) represents that the undersigned possess the necessary capacity, power and authority to present the Units for redemption hereunder and to transfer the Units, (iv) surrenders such Units and all right, title and interest therein and to any and all proceeds therefrom (other than the Redemption Amount attributable to the Units, as defined in the Partnership Agreement, and (v) directs that the Redemption Amount, as determined pursuant to the Partnership Agreement, deliverable upon exercise of the Redemption Right be delivered to the address specified below.


Dated:
      -------------

                                     Name of Limited Partner:

                                     ---------------------------------------
                                     (Signature of Limited Partner)

                                     ---------------------------------------
                                     (Mailing Address)

                                     ---------------------------------------
                                     (City)    (State)   (Zip Code)

                                     Signature Guaranteed by:

                                     ---------------------------------------
ACCEPTED:

---------------------------------

---------------------------------

---------------------------------

---------------------------------

                                 Exhibit A - 1

                          MID-AMERICA APARTMENTS, L.P.
                SCHEDULE 4.2(b)(1) TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
             DESIGNATION OF 9.5% SERIES A CUMULATIVE PREFERRED UNITS

     (i) DESIGNATION AND NUMBER. A series of Preferred Units, designated the "9.5% Series A Cumulative Preferred Units" (the "Series A Preferred Units"), is hereby established. The number of Series A Preferred Units shall be 2,000,000.

     (ii) MATURITY. The Series A Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

     (iii) RANK. The Series A Preferred Units will, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (A) senior to all classes or series of Common Units of the Partnership, and to all Partnership Interests ranking junior to the Series A Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (B) on a parity with all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series A Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; and (C) junior to all existing and future indebtedness of the Partnership. The term "Partnership Interests" does not include convertible debt securities, which will rank senior to the Series A Preferred Units prior to conversion.

     (iv)    DISTRIBUTIONS

     (A) Holders of the Series A Preferred Units are entitled to receive, when and as declared by the General Partner out of funds legally available for the payment of distributions, preferential cumulative cash distributions at the rate of 9.5% per annum of the Liquidation Preference (as defined below) per Series A Preferred Unit (equivalent to a fixed annual amount of $2.375 per Series A Preferred Unit). Distributions on the Series A Preferred Units shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the 15th day of each month, or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). The first distribution, which will be paid on November 15, 1996, will be for less than a full month. Such distribution and any distribution payable on the Series A Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the ownership records of the Partnership at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

     (B) No distribution on Series A Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (C) Notwithstanding the foregoing, distributions on the Series A Preferred Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series A Preferred Units will not bear interest and holders of the Series A Preferred Units will not be entitled to any distribution in excess of full cumulative distributions described above. Except as set forth in the next sentence, no distribution will be declared or paid or set apart for payment on any Partnership Interest or any other series of Preferred Units ranking, as to distributions, on a parity with or junior to the Series A Preferred Units (other than a distribution of the Partnership's Common Units or any other class of Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Units for all past distribution periods and the then current distribution

                             Schedule 4.2(b)(1) - 1
period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Units and any other series of Preferred Units ranking on a parity as to distributions with the Series A Preferred Units, all distributions declared upon the Series A Preferred Units and any other series of Preferred Units ranking on a parity as to distributions with the Series A Preferred Units shall be declared pro rata so that the amount of distributions declared per Series A Preferred Unit and such other series of Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series A Preferred Unit and such other series of Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Units does not have a cumulative distribution) bear to each other.

     (D) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distribution (other than in Common Units or other Partnership Interests ranking junior to the Series A Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Units, or any other Partnership Interest in the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation, nor shall any Common Unit, or any other Partnership Interest in the Partnership ranking junior to or on a parity with the Series A Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Partnership. Holders of Series A Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities, in excess of full cumulative distributions on the Series A Preferred Units as provided above. Any distribution payment made on Series A Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series A Preferred Units which remains payable.

     (v) LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series A Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25 per Series A Preferred Unit (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid distribution to the date of payment, but without interest, before any distribution of assets is made to holders of Common Units or any other class or series of Partnership Interests in the Partnership that ranks junior to the Series A Preferred Units as to liquidation rights. The Partnership will promptly provide to the holders of Series A Preferred Units written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership or corporation with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

     (vi)    REDEMPTION.

     (A) The Series A Preferred Units are not redeemable prior to November 1, 2001. On and after November 1, 2001, the Partnership, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series A Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per Series A Preferred Unit, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest. Holders of Series A Preferred Units to be redeemed shall surrender such Series A Preferred Units at the place designated in such notice and shall be entitled to the redemption price and all accrued and unpaid distributions payable upon such redemption following such surrender. If notice of redemption of any Series A Preferred Unit has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of any Series A Preferred Unit so called for redemption, then from and after the redemption date distributions will cease to accrue on such Series A Preferred Units, such Series A Preferred Units shall no longer be deemed outstanding and all rights of the holders of such series A Preferred Units will terminate, except the right to receive the redemption price. If less than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable

                             Schedule 4.2(b)(1) - 2
without creating fractional Series A Preferred Units) or by any other equitable method determined by the General Partner.

     (B) Unless full cumulative distributions on all Series A Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series A Preferred Units shall be redeemed unless all outstanding Series A Preferred Units are simultaneously redeemed and the Partnership shall not purchase or otherwise acquire directly or indirectly any Series A Preferred Units (except by exchange for Partnership Interests of the Partnership ranking junior to the Series A Preferred Units as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Units.

     (C) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Units to be redeemed at their respective addresses as they appear on the stock transfer records of the Partnership. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series A Preferred Units except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series A Preferred Units to be redeemed; (iv) the place or places where the Series A Preferred Units are to be surrendered for payment of the redemption price; and
(v) that distributions on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series A Preferred Units held by such holder to be redeemed.

     (D) Immediately prior to any redemption of Series A Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

     (vii) VOTING RIGHTS. Holders of the Series A Preferred Units will not have any voting rights.

     (viii) CONVERSION. The Series A Preferred Units are not redeemable for, convertible into or exchangeable for any other property or securities of the Partnership.

                             Schedule 4.2(b)(1) - 3

                          MID-AMERICA APARTMENTS, L.P.
                SCHEDULE 4.2(b)(2) TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
            DESIGNATION OF 8 7/8% SERIES B CUMULATIVE PREFERRED UNITS

     (i) DESIGNATION AND NUMBER. A series of Preferred Units, designated the "8 7/8% Series B Cumulative Preferred Units" (the "Series B Preferred Units"), is hereby established. The number of Series B Preferred Units shall be up 1,938,830

     (ii) MATURITY. The Series B Preferred Units have no stated maturity and will not be subject to any sinking fund or mandatory redemption.

     (iii) RANK. The Series B Preferred Units, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, will rank (i) senior to all classes or series of Common Units of the Partnership, and to all Partnership Interests ranking junior to the Series B Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership; (ii) on a parity with all Partnership Interests issued by the Partnership the terms of which specifically provide that such Partnership Interests rank on a parity with the Series B Preferred Units with respect to distribution rights or rights upon liquidation, dissolution or winding up of the Partnership (the "Parity Preferred Units"); and
             (iii) junior to all existing and future indebtedness of the Partnership. The term "Parity Preferred Units" does not include convertible debt securities, which will rank senior to the Series B Preferred Units prior to conversion.

     (iv)    DISTRIBUTIONS

     (A) Holders of the Series B Preferred Units are entitled to receive, when and as declared by the General Partner out of funds legally available for the payment of distributions, preferential cumulative cash distributions at the rate of 8?% per annum of the Liquidation Preference (as defined below) per Series B Preferred Unit (equivalent to a fixed annual amount of $2.21875 per Series B Preferred Unit). Distributions on the Series B Preferred Units shall be cumulative from the date of original issue and shall be payable monthly in arrears on or before the 15th day of each month, or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). The first distribution, which will be payable on December 15, 1997, will be for less than a full month. Such distribution and any distribution payable on the Series B Preferred Units for any partial distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the ownership records of the Partnership at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the General Partner of the Partnership for the payment of distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

     (B) No distributions on Series B Preferred Units shall be declared by the General Partner or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

     (C) Notwithstanding the foregoing, distributions on the Series B Preferred Units will accrue whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are declared. Accrued but unpaid distributions on the Series B Preferred Units will not bear interest and holders of the Series B Preferred Units will not be entitled to any distributions in excess of full cumulative distributions described above. Except as set forth in the next sentence, no distributions will be declared or paid or set apart for payment on any Partnership Interests or any other series of Parity Preferred Units or any series or class of equity securities ranking junior to the Series B Preferred Units (other

                             Schedule 4.2(b)(2) - 1
than a distribution of the Partnership's Common Units or any other class of Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Units for all past distribution periods and the then current distribution period. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and any other series of Parity Preferred Units, all distributions declared upon the Series B Preferred Units and any other series of Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per Series B Preferred Unit and such other series of Parity Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per Series B Preferred Unit and such other series of Parity Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Parity Preferred Units does not have a cumulative distribution) bear to each other.

     (D) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series B Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in Common Units or other Partnership Interests ranking junior to the Series B Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Units, or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, nor shall any Common Units, or any other Partnership Interests in the Partnership ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Partnership. Holders of Series B Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities, in excess of full cumulative distributions on the Series B Preferred Units as provided above. Any distribution payment made on Series B Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Series B Preferred Units which remains payable.

     (v) LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, the holders of Series B Preferred Units are entitled to be paid out of the assets of the Partnership legally available for distribution to its partners a liquidation preference of $25 per Series B Preferred Unit (the "Liquidation Preference"), plus an amount equal to any accrued and unpaid distributions to the date of payment, but without interest, before any distribution of assets is made to holders of Common Units or any other class or series of Partnership Interests in the Partnership that ranks junior to the Series B Preferred Units as to liquidation rights. The Partnership will promptly provide to the holders of Series B Preferred Units written notice of any event triggering the right to receive such Liquidation Preference. After payment of the full amount of the Liquidation Preference, plus any accrued and unpaid distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership. The consolidation or merger of the Partnership with or into any other partnership, corporation, trust or entity or of any other partnership or corporation with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

     (vi)    REDEMPTION.

     (A)     The Series B Preferred Units are not redeemable prior to
December 1, 2002. On and after December 1, 2002, the Partnership, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $25 per Series B Preferred Unit, plus all accrued and unpaid distributions thereon to the date fixed for redemption, without interest. Holders of Series B Preferred Units to be redeemed shall surrender such Series B Preferred Units at the place designated in such notice and upon such surrender shall be entitled to the redemption price and any accrued and unpaid distributions payable upon such redemption. If notice of redemption of any Series B Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of any Series B Preferred Units so called for redemption, then from

                             Schedule 4.2(b)(2) - 2
and after the redemption date distributions will cease to accrue on such Series B Preferred Units, such Series B Preferred Units shall no longer be deemed outstanding and all rights of the holders of such series B Preferred Units will terminate, except the right to receive the redemption price. If less than all of the outstanding Series B Preferred Units are to be redeemed, the Series B Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional Series B Preferred Units) or by any other equitable method determined by the General Partner.

     (B) Unless full cumulative distributions on all Series B Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series B Preferred Units shall be redeemed unless all outstanding Series B Preferred Units are simultaneously redeemed and the Partnership shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Units (except by exchange for Partnership Interests of the Partnership ranking junior to the Series B Preferred Units as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Units.

     (C) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date. A similar notice will be mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units to be redeemed at their respective addresses as they appear on the transfer records of the Partnership. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of Series B Preferred Units to be redeemed; (iv) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price; and (v) that distributions on the shares to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Units held by such holder to be redeemed.

     (D) Immediately prior to any redemption of Series B Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such shares on the corresponding Distribution Payment Date notwithstanding the redemption of such shares before such Distribution Payment Date.

     (vii) VOTING RIGHTS. Holders of the Series B Preferred Units will not have any voting rights.

     (viii) CONVERSION. The Series B Preferred Units are not redeemable for, convertible into or exchangeable for any other property or securities of the Partnership.

                             Schedule 4.2(b)(2) - 3

                          MID-AMERICA APARTMENTS, L.P.
                 SCHEDULE 6.11(f) TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
           LIST OF FLOURNOY PROPERTIES SUBJECT TO RESTRICTIONS ON SALE


     All of the "Properties" described in that certain Agreement and Plan of Reorganization, dated September 17, 1997, by and among the Partnership, the General partner and Flournoy Development Company, a Georgia corporation, as amended by that certain First Amendment to Agreement and Plan of Reorganization of even date herewith (the "Reorganization Agreement"), excluding the "Sole Properties" and "Surviving Cash-Out Properties" described in the Reorganization Agreement.

                              Schedule 6.11(f) - 1

                          MID-AMERICA APARTMENTS, L.P.
                 SCHEDULE 13.4(a) TO SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                  CLASS A LIMITED PARTNERS WITH DEFICIT CAPITAL
                   ACCOUNT RESTORATION OBLIGATIONS AND MAXIMUM
                          AMOUNT OF OBLIGATION, IF ANY

PARTNER                                              LIMITATION
-------                                              -----------
Adams, Franklin                                      $   139,429
Bolton, John                                              70,102
Bowen, Armour                                             10,000
Bruce, Olivia                                             10,000
Burleigh, Marietta                                        25,000
Cates, George E.                                         418,899
Choukalas, Carol and Keith                                46,371
Chumney, George                                          270,272
Daniels, Eddie J.                                        110,772
Eavenson, Patrick                                        269,788
John F. Flournoy                                       5,000,000
Friedman, Sidney S.                                       10,000
Grossman, Dr. Ronald                                      70,127
Halle, Henry                                             159,729
Harwood, James E.                                        118,827
Haynes, Robert                                           269,786
Inman, Frank Jr.                                          70,127
Johnston, James A.                                        70,127
W. Randall Jones                                         250,000
Kirschner, Loouis                                         47,625
Liddell, Frank B.                                         10,000
Mah, Francis                                             158,654
Markus, Dr. Frank W.                                      25,000
Maxwell, John B.                                         422,357
McCallen, James                                          621,666
McCallen, J. Tom                                         621,666
McDonnell, Michael                                       944,980
Metzger, Dr. William                                     125,468
Montedonico, J.V.                                        810,330
Morris, Jack                                             158,654
Daniel, O'Reilly                                       1,600,000
Park, Dudley                                              10,000
Porter, Jimmie A.                                         10,000
Reardon, Dr. James F.                                     10,000
Roane, Anne D.                                            10,000
Schafer, Dudley                                          325,938
Schaffer, Frederick C.                                    30,000
Simpson, David L.                                         10,000
Stroup, Lloyd                                            269,786
Threlkeld, Dr. William                                    50,000
Turner, Dr. James E.                                      47,626
Uiberall, Andrea                                          25,000
Willis, Donald                                           527,407
Willis, Richard A.                                        46,371
Willis, Robert A.                                      1,293,687
Willis, Robert A. Jr.                                     96,373
Wilson, G.B.                                              62,501
                                                     -----------
                                                     $15,760,443

                              Schedule 13.4(a) - 1